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                                                                    EXHIBIT 10.3

                          SOFTWARE LICENSE, MAINTENANCE
                            AND DEVELOPMENT AGREEMENT

      THIS SOFTWARE LICENSE, MAINTENANCE AND DEVELOPMENT AGREEMENT dated as of August 26, 1994, between DOW JONES TELERATE, INC., a New York corporation, with an office at One World Financial Center, 200 Liberty Street, New York, New York 10281 ("Telerate"), and OMEGA RESEARCH, INC., a Florida corporation with offices at 9200 Sunset Drive, Miami, Florida 33173 ("Omega").

                              W I T N E S S E T H:

      WHEREAS, Omega has previously developed the TradeStation software;

      WHEREAS, Telerate has requested that Omega modify the TradeStation software to create the Telerate Version of TradeStation;

      WHEREAS, Telerate desires to obtain from Omega, and Omega is willing to grant to Telerate, an exclusive license to promote, market, sell, sublicense and distribute the Telerate Version of TradeStation;

      WHEREAS, Telerate desires that Omega not, during the term of this Agreement, modify TradeStation or any Real-Time product to be compatible with the data feeds of the Telerate Competitors so as to enable the Telerate Competitors to offer a TradeStation or other Real-Time product similar to, and competitive with, the Telerate Version of TradeStation;

      WHEREAS, Telerate desires that Omega develop, and Omega is willing to develop, provided that Omega and Telerate mutually agree as herein provided, Enhancements to the Telerate Version of TradeStation at Telerate's request from time to time pursuant hereto; and

      WHEREAS, Telerate desires that Omega provide, and Omega is willing to provide to Telerate, certain maintenance and support services for (including required Modifications to) the Telerate Version of TradeStation.

      NOW, THEREFORE, in consideration of the promises and consideration herein contained, the parties hereby agree as follows:

A.    DEFINITIONS.

      Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Exhibit A.

B.    DEVELOPMENT OF THE TELERATE VERSION OF TRADESTATION.

      1. DEVELOPMENT. Omega shall, at Omega's sole cost and expense (except as specifically otherwise provided in this Section B), use commercially reasonable efforts to modify TradeStation to create the Telerate Version of TradeStation, in accordance with the Specification, as promptly as is practicable. Omega will be dedicating substantial amounts of time and effort to the development of the Telerate Version of TradeStation, and will be incurring substantial costs in connection with the development of the Telerate Version of TradeStation, and Omega may be forgoing other business opportunities as a result of the time, effort and expense that will be dedicated by Omega to the development of the Telerate Version of TradeStation. Accordingly, although Omega will

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

use commercially reasonable efforts to develop the Telerate Version of TradeStation as quickly as is practicable, Omega shall, subject to the provisions of Subsection 9 below, have as much time as is reasonably required by Omega to complete the development of the Telerate Version of TradeStation and to correct any Errors or non-conformities revealed by the Quality Assurance Testing.

      2. NOTICE OF COMPLETION. Upon completion of development of the Telerate Version of TradeStation, Omega shall promptly notify Telerate thereof.

      3. TESTING. Within sixty (60) days following the service of the notice of completion, the initial Quality Assurance Testing shall be completed and the Material Error List (defined in Subsection 4 below), if any, shall be prepared. Telerate and Omega shall jointly conduct all Quality Assurance Testing.

      4. ACCEPTANCE. If the initial Quality Assurance Testing objectively demonstrates that the Telerate Version of TradeStation performs in accordance with the Specification in all material respects, the Telerate Version of TradeStation shall be deemed Accepted (the date of such demonstration being the Acceptance Date), and either party shall at the request of the other execute and deliver a confirmatory letter to the effect that the Telerate Version of TradeStation has been Accepted. If the initial Quality Assurance Testing reveals Errors which are not Material Errors, the Telerate Version of TradeStation shall nevertheless be deemed Accepted and Omega shall commence making appropriate Modifications to correct such Errors as required by this Agreement. If the initial Quality Assurance Testing reveals any Material Error(s), or objectively demonstrates that the Telerate Version of TradeStation does not perform in accordance with the Specification in all material respects, Telerate and Omega shall, within the sixty (60) day period referred to in Subsection 3 above, jointly prepare a written list describing all such Material Errors and failures to conform in all material respects (the "Material Error List"). Omega shall then commence to correct each of the items contained on the Material Error List. Promptly following completion of such correction(s) by Omega, Omega shall send a notice of correction to Telerate, within fifteen (15) days of which the Quality Assurance Testing shall again be performed to the extent necessary to demonstrate that the items on the Material Error List have been corrected in all material respects. In connection with such second Quality Assurance Testing, Telerate shall not be permitted to assert, for the purposes of preventing the occurrence of Acceptance, any Material Errors or failures so to conform not specified in the Material Error List, unless such additional Material Errors or failures have resulted from the corrections effected by Omega. If, in connection with such second Quality Assurance Testing, it is demonstrated that all of the items on the Material Error List have been corrected in all material respects, the Telerate Version of TradeStation shall be deemed Accepted (the date of such demonstration being the Acceptance Date). If, in connection with such second Quality Assurance Testing, it is demonstrated that all of the items on the Material Error List have

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

not been corrected in all material respects or new Material Errors or failures so to conform have arisen as a result of the correction(s) effected by Omega, the parties shall jointly prepare a second Material Error List within the fifteen (15) day period specified above, and the procedures for correction and re-testing and determining Acceptance set forth above shall continue to be followed until Acceptance occurs. Omega shall, in each instance, subject to the provisions of Subsection 9 below, have as much time as is reasonably necessary to make each set of corrections required. Telerate shall have no right to make any use whatever of the Telerate Version of TradeStation prior to Acceptance and unless Acceptance occurs, except as provided in Section C.1(b) below.

      5. TELERATE-PROVIDED MATERIALS. To assist Omega in its development efforts, Telerate shall, at Telerate's sole cost and expense, provide to Omega the Telerate-Provided Materials. The Telerate-Provided Materials shall be used solely to develop, maintain and support the Telerate Version of TradeStation as provided in this Agreement. Omega acknowledges that any and all of the Telerate-Provided Materials are, as between Telerate and Omega, the sole property of Telerate and that all right, title and interest to such Telerate-Provided Materials is and shall remain with Telerate. Omega further acknowledges that the Telerate-Provided Materials may contain Confidential Information (as defined in Section M) of Telerate as well as copyrights of Telerate. Omega agrees that any Confidential Information included within the Telerate-Provided Materials is subject to the provisions of Section

M, and Omega shall not create any lien or other encumbrance on the Telerate-Provided Materials.

      6. ASSISTANCE. Telerate shall, at Telerate's sole cost and expense, provide all technical assistance reasonably requested by Omega in connection with its use of the Telerate-Provided Materials. Omega shall not be deemed in default hereunder as a result of the failure of Telerate to provide, or any inadequacies in or of, the Telerate-Provided Materials or assistance of Telerate in the use thereof. Telerate shall provide to Omega all Telerate-Provided Materials necessary for Omega to commence development of the Telerate Version of TradeStation as soon as is reasonably possible following the date of this Agreement. Should the Telerate-Provided Materials prove to be inadequate, Telerate shall promptly provide to Omega, at its reasonable request, and at Telerate's expense, such other equipment, materials and information of or concerning Telerate as Omega reasonably requires in order to develop the Telerate Version of TradeStation.

      7. EFFECT OF NON-ACCEPTANCE. In the event that the Telerate Version of TradeStation is not Accepted because of resort by Telerate to the provisions of Subsection 9 below (or Omega notifies Telerate in writing that, after expending the efforts described in Subsection 1 above, Omega is unable to develop the Telerate Version of TradeStation to be in conformance with the Specification in all material respects and will therefore cease its efforts in respect thereof):
(i) neither party shall have any further obligation whatever to the other party;
(ii) no license of any kind shall be
granted to Telerate (and Omega shall retain all rights to the Telerate Version of TradeStation) and the Pre-Sales License (defined in Section C.1(b) below) shall at such time be automatically terminated; (iii) each party shall bear its own costs and expenses in connection with this Agreement; and (iv) Omega shall return to Telerate, at Telerate's expense, all of the Telerate-Provided Materials.

      8. PREPARATION FOR OPERATIONS; DOCUMENTATION. Telerate shall have a period of up to sixty (60) days following the Acceptance Date to prepare for the commencement of selling subscriptions for the Telerate Version of TradeStation. Accordingly, it is anticipated that the Royalty Commencement Date shall be approximately sixty (60) days following the Acceptance Date. During such period, Telerate shall prepare all necessary Documentation. Omega shall provide to Telerate, promptly following Acceptance, on disk in Microsoft Word format, all documentation currently available for TradeStation, which Telerate shall then modify as appropriate to create the Documentation. Omega will provide assistance as reasonably requested by Telerate in connection with Telerate's preparation of the Documentation.

      9. FAILURE OF ACCEPTANCE TO OCCUR BY DATE CERTAIN. Notwithstanding anything to the contrary contained in Subsection 4 above, in the event that Omega fails to deliver the notice of completion referred to in Subsection 2 above by December 31, 1995, and such failure is not due, to any material extent, to acts, omission or delays on the part of Telerate, Telerate shall have the right to terminate this Agreement at any time after December 31, 1995 and prior to January 15, 1996, by giving Omega written notice to that effect within such period. Further, notwithstanding anything to the contrary contained in Subsection 4 above, in the event that Acceptance does not occur by March 31, 1996, and the failure of Acceptance to occur by such date is not due, to any material extent, to acts, omissions or delays on the part of Telerate, Telerate shall have the right to terminate this Agreement at any time after March 31, 1996 and prior to April 15, 1996, by giving Omega written notice to that effect within such period.

C.    LICENSE OF THE TELERATE VERSION OF TRADESTATION.

      1.   EXCLUSIVE LICENSE.

           (a) Effective as of (but not before) the Royalty Commencement Date, Omega hereby grants to Telerate and its Affiliates an exclusive worldwide license to promote, market, sell, sublicense and distribute, either directly and/or through the use of Independent Distributors, the Telerate Version of TradeStation and all related Documentation (but not any other version of TradeStation), on a subscription or similar basis requiring periodic payment by the subscriber, customer or end user, for installation solely in Workstations and Stand-Alone Units for use by customers such as those Telerate currently serves. The Telerate Version of TradeStation may be promoted and sold by Telerate, its Affiliates and Independent Distributors as part of packages containing other products and services of Telerate. Omega shall provide a master set of disks of the Telerate Version of

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

TradeStation to Telerate and Telerate, its Affiliates and Independent Distributors may, subject to the requirements of Section M, copy such disks. Telerate, its Affiliates and Independent Distributors are not licensed, authorized or permitted in any manner to use, promote, market, sell, sublicense or distribute any version of TradeStation or any part thereof or any other product of Omega or any part thereof other than the Telerate Version of TradeStation ("Other Products"), and will not reproduce, prepare derivative works from, modify or display publicly any Other Products. Telerate, its Affiliates and Independent Distributors are prohibited from using the Telerate Version of TradeStation with any data feeds other than the current data feeds generated by Telerate or its Affiliates as specified in Exhibit A-2 to this Agreement or, provided the necessary Enhancement is made as provided for herein, any similar data feeds of Telerate or its Affiliates generated in the future, or any similar data feeds of Telerate or its Affiliates generated in the future with respect to which an Enhancement is not necessary.

           (b) Effective as of the date hereof and ending on the Royalty Commencement Date (at which time the license granted in Subsection (a) above shall become operative), Omega hereby grants to Telerate a license in the Telerate Version of TradeStation for the sole purpose of testing and reviewing, and following the Acceptance Date, advertising and promoting, the Telerate Version of TradeStation to the extent necessary and appropriate, in Telerate's reasonable judgment, to prepare for the sale, sublicensing and distribution of the Telerate Version of TradeStation as permitted herein (the "Pre-Sales License").

      2. RIGHTS RESERVED. It is understood that TradeStation is essentially the same product as the Telerate Version of TradeStation, and that the development of the Telerate Version of TradeStation involves no more than modifying the current version of TradeStation to be compatible with the current data feeds of Telerate and its Affiliates specified in Exhibit A-2 to this Agreement. Accordingly, Omega retains, exclusively, and shall enjoy, exclusively, all rights to promote, market, sell, modify, distribute, license and use, and to reproduce, prepare derivative works from, modify or perform publicly or display, TradeStation and any other product of Omega (whether now existing or hereafter created or developed), or any part thereof, in any manner, in any version, and for any purpose, and to enter into agreements and arrangements relating thereto with any Person, which do not violate the restrictions contained in Subsection 3 below.

      3.   NON-COMPETITION.

           (a) BY OMEGA. Omega shall not enter into any agreement or arrangement with any of the Telerate Competitors to develop and then sell during the term of this Agreement any Real-Time product which is compatible with data feeds of the Telerate Competitors of substantially similar quality and content, as to the types of data, as those currently generated by Telerate. Omega further agrees that, in the event that Omega learns the specifications of data feeds of any of the Telerate Competitors of substantially similar

                                       10

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quality and content, as to the types of data, as those currently generated by
Telerate, Omega shall not develop a new version of, or modify, TradeStation for the purpose of making TradeStation compatible with such specifications and then sell such new or modified version during the term of this Agreement.

         (b) PERSONAL NON-COMPETE. Concurrently herewith, Omega shall cause each of William and Rafael Cruz to execute the noncompetition agreement attached as Exhibit B in order to evidence their respective agreements to be bound personally by the covenants contained in Subsection 3(a). The failure of either of William or Ralph Cruz to comply with such noncompetition agreement shall also constitute a failure by Omega to comply with the applicable provisions of Subsection 3(a).

D.    ROYALTIES.

      1. ROYALTY PAYMENTS. In consideration of Omega's grant of the exclusive license to Telerate hereunder, effective as of the Royalty Commencement Date, Telerate shall pay to Omega the following amounts:

         (a) EXISTING TELETRAC SUBSCRIBER STAND-ALONE FEE. For as long as an Existing TeleTrac Subscriber using a Stand-Alone Unit subscribes to, or otherwise uses, the Telerate Version of TradeStation on such Stand-Alone Unit (or a Workstation installed in place of that particular Stand-Alone Unit), Telerate shall pay to Omega ****** per month per Stand-Alone Unit (including after such time, if any, as such Stand-Alone Unit is converted to a


                                       11

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Workstation) for each such Existing TeleTrac Subscriber (the "Existing TeleTrac
Subscriber Stand-Alone Fee").

           (b) NEW STAND-ALONE FEE. For as long as a New Stand-Alone Subscriber subscribes to, or otherwise uses, the Telerate Version of TradeStation, Telerate shall pay to Omega ****** per month per Stand-Alone Unit for each such New Stand Alone Subscriber (the "New Stand-Alone Fee").

           (c) WORKSTATION FEE. If the Telerate Version of TradeStation is installed or later used in any Workstation, and the monthly Incremental Fee to a Workstation Subscriber (viewed separately as to each Workstation) is the amount specified below, Telerate shall pay to Omega the amount specified below per month per Workstation for each Workstation Subscriber, for as long as such Workstation Subscriber subscribes to, or otherwise uses, the Telerate Version of TradeStation on such Workstation(s) (the "Workstation Fee"):

           ***************               ***************
           ---------------               ---------------

           ***************               ********************************
           ***************               ********************************
           ***************               ********************************
           ***************               ********************************
           ***************               ********************************

      In no event shall the Workstation Fee be less than $70.00 per month per Workstation.

      2. EXCEPTIONS. Omega hereby acknowledges and agrees that no Existing TeleTrac Subscriber Stand-Alone Fee, New Stand-Alone Fee or Workstation Fee (collectively, the "Royalty Fee") payment is due with respect to (i) any copy of the Telerate Version of

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TradeStation used by any subscriber subject to approval and returned to Telerate within 90 days following initial delivery to such subscriber (except with respect to amounts billed to such subscriber which such subscriber is obligated to pay), (ii) any copy of the Telerate Version of TradeStation provided to a subscriber on a free, trial basis, up to 90 days, but only with respect to the free trial time given to such subscriber up to 90 days, (iii) any copy remaining in the physical possession of, and used directly by, Telerate, its Affiliates or Independent Distributors solely for review, advertising or promotion of the Telerate Version of TradeStation, (iv) any copy given to a trade magazine or similar medium solely for the purposes of review in connection with media coverage, critique or review by such trade magazine or other medium of the Telerate Version of TradeStation, or (v) any copies used by Telerate or its Affiliates or Independent Distributors solely to test, maintain or support the Telerate Version of TradeStation. Except as provided in this Subsection 2, and in Subsection 1 above, there shall be no other uses by Telerate, its Affiliates or Independent Distributors of the Telerate Version of TradeStation, so that, except as provided in this Subsection 2, there may exist no use whatever of the Telerate Version of TradeStation for which a Royalty Fee is not payable.
Telerate has informed Omega that it is Telerate's normal business practice to impose stringent pricing guidelines on the sale and distribution of Telerate products. Telerate agrees to impose equally stringent pricing guidelines with respect to the sale,

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                                         CONFIDENTIAL MATERIAL OMITTED AND FILED
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                                    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

sublicensing and distribution of the Telerate Version of TradeStation by Telerate, its Affiliates and Independent Distributors so that each user of the Telerate Version of TradeStation constitutes a Workstation or a Stand-Alone Unit (as applicable) with respect to which a separate Royalty Fee is payable.

      3. FIRST YEAR GUARANTY. Telerate hereby agrees that Omega shall be entitled to receive guaranteed minimum aggregate Royalty Fees (regardless of the aggregate Royalty Fees computed under Subsection 1 above) for the period commencing on the Royalty Commencement Date and ending on the first anniversary of the Royalty Commencement Date (the "First Anniversary") of **************** ************************************* (the "First Year Minimum"), payable in accordance with Subsection 6 below.

      4. SECOND YEAR GUARANTY. Telerate hereby agrees that Omega shall be entitled to receive guaranteed minimum aggregate Royalty Fees (regardless of the aggregate Royalty Fees computed under Subsection 1 above) for the period commencing on the First Anniversary and ending on the second anniversary of the Royalty Commencement Date (the "Second Anniversary") of ******************* *********** (the "Second Year Minimum"), payable in accordance with Subsection 6 below.

      5. THIRD YEAR GUARANTY. Telerate hereby agrees that Omega shall be entitled to receive guaranteed minimum aggregate Royalty Fees (regardless of the aggregate Royalty Fees computed under Subsection 1 above) for the period commencing on the Second

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Anniversary and ending on the third anniversary of the Royalty Commencement Date
(the "Third Anniversary") of ********************************** (the "Third Year
Minimum"), payable in accordance with Subsection 6 below.

      6.   PAYMENTS; STATEMENTS.

           (a) Subject to the following provisions of this Subsection 6, Royalty Fees are due quarterly and are payable no later than the 60th day following the end of the quarter to which they relate.

           (b) On or before the 30th day following the end of the calendar month containing the Royalty Commencement Date, Telerate shall pay to Omega an amount equal to one-twelfth of the First Year Minimum (or, if such month is a partial month, the pro-rated portion thereof). On or before the 30th day following the end of the next eleven (11) consecutive calendar months thereafter, Telerate shall pay to Omega an amount equal to one-twelfth of the First Year Minimum, and on or before the 30th day following the end of the month containing the First Anniversary (if by then the entire First Year Minimum has not been paid), Telerate shall pay to Omega for the portion of such month ending on the First Anniversary an amount equal to one-twelfth of the First Year Minimum (or, if such month is a partial month, the pro-rated portion thereof), so that, after all of such payments are made, Telerate has paid to Omega the entire First Year Minimum.

           (c) On or before the 30th day following the end of the calendar month containing the First Anniversary, Telerate shall pay

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to Omega an amount equal to one-twelfth of the Second Year Minimum (or, if such month is a partial month, the pro-rated portion thereof). On or before the 30th day following the end of the next eleven (11) consecutive calendar months thereafter, Telerate shall pay to Omega an amount equal to one-twelfth of the Second Year Minimum, and on or before the 30th day following the end of the month containing the Second Anniversary (if by then the entire Second Year Minimum has not been paid), Telerate shall pay to Omega for the portion of such month ending on the Second Anniversary an amount equal to one-twelfth of the Second Year Minimum (or, if such month is a partial month, the pro-rated portion thereof) so that, after all of such payments are made, Telerate has paid to Omega the entire Second Year Minimum.

           (d) On or before the 30th day following the end of the calendar month containing the Second Anniversary, Telerate shall pay to Omega an amount equal to one-twelfth of the Third Year Minimum (or, if such month is a partial month, the pro-rated portion thereof). On or before the 30th day following the end of the next eleven (11) consecutive calendar months thereafter, Telerate shall pay to Omega an amount equal to one-twelfth of the Third Year Minimum, and on or before the 30th day following the end of the month containing the Third Anniversary (if by then the entire Third Year Minimum has not been paid), Telerate shall pay to Omega for the portion of such month ending on the Third Anniversary an amount equal to one-twelfth of the Third Year Minimum (or, if such month is a partial month, the pro-rated portion thereof) so

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that, after all of such payments are made, Telerate has paid to Omega the entire
Third Year Minimum.

           (e) Within sixty days following the end of each quarterly period, the aforesaid monthly payments of the applicable year's minimum guaranteed Royalty Fees shall be reconciled with the quarterly calculation of Royalty Fees for such quarterly period, as follows. If the calculation of Royalty Fees for such quarterly period results in a quarterly Royalty Fee amount which is greater than an amount equal to one-fourth of the First Year Minimum, Second Year Minimum, or Third Year Minimum (as applicable), then an amount equal to one-fourth of the First Year Minimum, Second Year Minimum or Third Year Minimum (as applicable) shall (assuming the required monthly payments of the applicable guaranteed minimum Royalty Fees have been made) be deducted from the Royalty Fees calculated to be payable for such quarterly period, and Telerate shall pay to Omega, within said sixty (60) day period, the balance.

           (f) Telerate shall provide to Omega the following statements with respect to the calculation of Royalty Fees and the basis therefor:

                (i) Within thirty (30) days following the end of each calendar month (or part thereof, as the case may be) following the Royalty Commencement Date, Telerate shall provide to Omega a separate statement covering the subscriptions in effect for the Telerate Version of TradeStation during such month which have been sold by Telerate or its Affiliates in each of Telerate's three (3) market regions (the Americas, Europe/Gulf, and Asia/Pacific).

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Telerate represents and warrants that such three regions encompass all of the regions in which subscriptions for the Telerate Version of TradeStation shall be sold.

                (ii) Within sixty (60) days following the end of each calendar month (or part thereof, as the case may be) following the Royalty Commencement Date, Telerate shall provide to Omega one statement covering the subscriptions in effect for the Telerate Version of TradeStation during such month which have been sold by all Independent Distributors of Telerate and its Affiliates.

               (iii) Within sixty (60) days following the end of each quarterly period following, and each anniversary of, the Royalty Commencement Date, Telerate shall provide to Omega statements similar to those described in (i) and
(ii) above for the quarterly or annual (as applicable) period covered.

                (iv) Each such monthly, quarterly and annual statement described above shall set forth, with respect to each subscription for the Telerate Version of TradeStation, (1) the subscriber's name, (2) the subscriber's account number, (3) the product code (i.e., Existing TeleTrac Subscriber Stand-Alone Unit, new subscriber Stand-Alone Unit or Workstation), (4) the quantity of units per subscriber (i.e., the quantity of Stand-Alone Units or Workstations, as applicable), (5) if a Workstation Subscriber, the amount of the Incremental Fee billed, (6) the Royalty Fee owed (the Incremental Fee and Royalty Fee columns shall be appropriately subtotaled and totaled in the statements), and (7) any other

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information that is reasonably necessary to provide a reasonably detailed understanding of the basis of the calculation of the Royalty Fees or the amount due under Subsection 3, 4 or 5, as applicable.

                (v) All such statements shall be formatted in a manner that render such statements reasonably easy to read and understand by a reasonably sophisticated third party. In the event that Omega is unclear about any items set forth in a statement or how such items were determined, Telerate shall assist Omega to understand such items or how they were determined, as the case may be.

      7. RECORDS. Telerate shall maintain complete and accurate records and files of all documents, matters and transactions which are pertinent or relate to the Telerate Version of TradeStation and the sale and use thereof by Telerate, its Affiliates and Independent Distributors (with respect to Affiliates and Independent Distributors, as more particularly described in Subsection 8 below), including, without limitation, the number, at all times, of Workstations and Stand-Alone Units in or from which the Telerate Version of TradeStation has been installed or is being used, and all information, records and files necessary to verify the correctness of the calculation and payment of the Royalty Fees and other payments due Omega hereunder (the "Records"). Telerate shall monitor and keep track of all users of the Telerate Version of TradeStation, including, without limitation, the number of Workstations and Stand-Alone Units at all times in or from which

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the Telerate Version of TradeStation has been installed or is being used, so as to be capable at all times of computing and paying the appropriate Royalty Fees and other amounts due hereunder. Each Record shall be maintained and kept by Telerate for a period of three (3) years following the creation thereof. Omega shall have the right, upon reasonable prior written notice, at its expense, to inspect and conduct or cause to be conducted audits of the Records during Telerate's normal business hours once per year. Telerate shall fully cooperate in all such inspections and audits. Omega has informed Telerate that it intends to conduct a full audit of the Records annually. If any inspection or audit of the Records discloses an underpayment to Omega of five percent (5%) or more of the amount due, Telerate shall, promptly upon the demand of Omega, reimburse to Omega the reasonable cost of the inspection or audit. Once a particular period has been audited by Omega, Omega shall not again have the right to conduct an audit with respect to such period. All information obtained by Omega and its accountants from any such inspection or audit will be treated as Confidential Information as specified in this Agreement and will be used solely for the purpose of verifying the accuracy of the computation of the amounts due Omega hereunder and in connection with resolving any dispute arising in connection therewith.

      8. AFFILIATES AND INDEPENDENT DISTRIBUTORS. For all purposes of this Agreement, including, without limitation, this Section D, it is understood that Telerate's Affiliates' and Independent Distributors' sale of subscriptions for, or other

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

sublicensing of, the Telerate Version of TradeStation to subscribers, customers and other end users as permitted hereunder constitute the basis upon which the Royalty Fees are computed and paid, as if Telerate were directly entering into such subscription or sublicensing arrangements with customers, subscribers or other end users of the Telerate Version of TradeStation, and that such Royalty Fees shall not be based on the consideration, if any, received by Telerate from its Affiliates and Independent Distributors for obtaining from Telerate the right to enter into such subscription or sublicensing arrangements with customers, subscribers or end users. Telerate shall take such steps as are necessary to ensure that all transactions made by its Affiliates and Independent Distributors pertaining to this Agreement are included in the Records, and within all statements required to be rendered by Telerate under this Agreement, and that all of such Records are capable of being audited at Telerate's New Jersey offices upon the exercise by Omega of its inspection and audit rights hereunder.

E.    MARKETING EFFORTS.

      1.   EFFORTS.

           (a) Commencing with the Acceptance Date, Telerate shall use commercially reasonable efforts to promote, market, sell and/or sublicense the Telerate Version of TradeStation throughout the world and, without limitation of the foregoing, shall use commercially reasonable efforts to offer and promote the Telerate Version of TradeStation to Existing TeleTrac Subscribers; provided, however, that Telerate shall have complete control over, and discretion in determining, the manner of promoting, marketing, selling and/or sublicensing the Telerate Version of TradeStation.

           (b) In the event that any Person contacts Omega to subscribe for the Telerate Version of TradeStation or to obtain information about the Telerate Version of TradeStation, Omega shall refer such caller to Telerate. Omega shall have no authority to bind Telerate with respect to any such Person or any other third party.

      2. COMPETITION. Subject to the provisions of Section I and Section M, nothing contained herein shall impair or restrict the right of Telerate, now or in the future, to develop, procure or market products or services which may be competitive with the Telerate Version of TradeStation or with any other product or service offered by Omega, nor obligate Telerate to obtain any other products or services which may currently or subsequently be offered by Omega, nor prevent Telerate from entering into similar agreements with other companies, including those in the same industry as Omega.

      3. TRADEMARKS. Telerate shall have the right to market the Telerate Version of TradeStation under whatever trademarks or service marks it feels are appropriate and Omega shall have no proprietary rights in the marks used by Telerate in connection with the Telerate Version of TradeStation or in the packaging, advertising and promotional materials created by Telerate (except to the extent the "TradeStation" trademark or another trademark of

Omega is used by Telerate in connection therewith). Omega acknowledges that the names "TeleTrac" and "TeleTrac II" are proprietary to Telerate and Telerate acknowledges that the names "Omega" and "TradeStation" are proprietary to Omega. In the event that Telerate desires to use the "TradeStation" name or any variation thereof in connection with its promotion, marketing or sale of the Telerate Version of TradeStation, Omega shall, for a ten dollar, one-time royalty, license the use of such name for such purpose to Telerate for the term of this Agreement.

F.    MAINTENANCE AND SUPPORT SERVICES FOR THE TELERATE VERSION OF TRADESTATION.

      1. NOTIFICATION. During the term of this Agreement, each of Telerate and Omega agrees to promptly notify the other in writing upon the discovery after Acceptance of any Error (including a Material Error) which is capable of being consistently duplicated.

      2. ERRORS. During the term of this Agreement, upon the discovery of a Material Error, Omega shall, at no additional charge to Telerate, use commercially reasonable efforts to correct such Material Error as promptly as practicable but Omega shall in any event commence to address the problem within two business days after receiving written notice from Telerate of the discovery of a Material Error. During the term of this Agreement, upon the occurrence of any Error other than a Material Error, Omega shall

           (a) commence to address the problem within five (5) business days after receiving notice from Telerate of such Error, and

           (b) use commercially reasonable efforts to correct such Error as promptly as practicable in accordance with industry standards. The parties acknowledge that there are certain Errors which are so insignificant that they are not addressed until the next version of the subject program is released ("Insignificant Errors"). With respect to such Insignificant Errors, Omega will, during the term of this Agreement, use commercially reasonable efforts to make the required Modification at such time as Omega works on the Enhancement that will result in the next version, if any, of the Telerate Version of TradeStation being released.

           The provisions of (a) and (b) above (together with access to the Source Code to the extent permitted under the escrow agreement referred to in Section J) shall constitute Telerate's sole remedy in the event of an Error which is not a Material Error. In the event that Omega notifies Telerate that it is unable to correct a Material Error, Telerate's sole remedy shall be to correct such Material Error and to recover from Omega Telerate's reasonable costs to correct such Material Error, or, if Telerate cannot correct the Material Error, Telerate's sole remedy shall be to terminate this Agreement. Omega shall not be responsible for any Errors or other problems to the extent caused by Telerate's maintenance and support of the Telerate Version of TradeStation.

      3. TEMPORARY FIX. Upon the occurrence of an Error (including a Material Error), Omega shall, if full correction of the Error will take an extended period of time, and if requested by Telerate, and if technologically feasible, provide a "temporary fix" to alleviate the adverse consequences of the Error to the extent practicable pending development of the Modification required fully to correct the Error.

      4. TRAINING. Following the Acceptance Date, Omega shall provide to Telerate up to 480 man-hours (over twelve weeks) of on-site training with respect to the Telerate Version of TradeStation at Telerate's facilities worldwide. Omega will provide such training and support at Telerate's reasonable request at no expense to Telerate except for reasonable actual out-of-pocket expenses incurred, including, without limitation, airfare, hotel, meal and other incidental costs and expenses, which will be reimbursed by Telerate within 30 days following submission of appropriate supporting documentation. Omega shall provide Telerate with additional training at such times as may be mutually agreed upon for mutually agreed upon fees.

      5. PRIMARY SUPPORT. In light of the substantial number of hours of free-of-charge training Omega will be providing to Telerate as described above in Subsection 4, Telerate, and not Omega, shall be responsible for providing primary support with respect to the Telerate Version of TradeStation to Telerate's customers. Telerate shall use commercially reasonable efforts to support and maintain the Telerate Version of TradeStation in a good and professional manner in accordance with industry standards. However, in order to assist Telerate from time to time in providing such support during the term of this Agreement, Omega shall (a) make available personnel expertly trained with respect to the

Telerate Version of TradeStation to provide Telerate with remote diagnostic support and maintenance services from Omega's offices during normal business hours and (b) outside of normal business hours, by means of remote diagnostic support and maintenance services provided from Omega's offices, assist Telerate in providing emergency customer support services on an as-needed basis by making a telephone number available to Telerate, which Telerate may call after-hours, following which a representative of Omega will return the call within a reasonable time. Omega shall, in accordance with industry standards, use commercially reasonable efforts to maintain appropriate personnel and other resources sufficient to perform its maintenance and support obligations under this Agreement. The parties understand that Omega's support obligations are intended to be secondary to Telerate's, and that Telerate's requests for support shall be made only after Telerate has exhausted all reasonably available internal means of solving the problem in question, including consultation with Telerate's head technicians with respect thereto. It is further agreed that only head technicians or regional managers of Telerate may contact Omega for assistance.

G.    TELERATE-REQUESTED ENHANCEMENTS.

      1.   CREATION.

           Telerate and Omega anticipate that Telerate may desire that Omega perform Enhancements from time to time during the term of this Agreement (including, but not necessarily limited to, an Enhancement to make the Telerate Version of TradeStation compatible with the data feed currently being used to transmit Telerate financial market data on which the existing TeleTrac software is used in Stand-Alone Units). In the event that Telerate desires that an Enhancement be made, Telerate shall provide Omega with written notice to that effect, which shall include, in as much detail as is reasonably possible, the functional specification of the Enhancement requested. Promptly after receipt of such notice, Omega and Telerate shall endeavor, in good faith, (a) to determine whether the requested Enhancement will add value to the Telerate Version of TradeStation, and, if so, whether development of the Enhancement is justifiable and feasible in light of all applicable circumstances, including the cost of developing the Enhancement, and (b) assuming that the Enhancement will be valuable, justifiable and feasible as aforesaid, (i) to mutually agree upon complete specifications for the Enhancement, (ii) to mutually agree upon time-frames or parameters for the development and completion of the Enhancement, (iii) to mutually agree upon the testing procedures that will be used to test the Enhancement for acceptance purposes, and (iv) to mutually agree upon the costs, fees and other charges which will be paid by Telerate to Omega for the development of the Enhancement, including the timing and amount of any applicable progress payments. Provided that all of the foregoing is agreed upon in a writing signed by the parties, Omega shall use commercially reasonable efforts to develop and complete the Enhancement in accordance with the agreement of the parties. In the event that the Enhancement developed by Omega does not pass the acceptance tests thereof mutually agreed upon, and cannot be corrected by Omega within a reasonable time thereafter so as to be capable of passing such tests, Telerate's sole remedy shall be to recover from Omega all amounts paid to Omega for developing the Enhancement, and Telerate shall have no right to make any use of, or to sell, sublicense or otherwise distribute or incorporate, such Enhancement.

      2. INCORPORATION. In the event that Omega performs Enhancements, such Enhancements shall be the property solely of Omega and shall be subject to all of the provisions contained herein relating to the Telerate Version of TradeStation generally.

H.    OMEGA GENERATED ENHANCEMENTS.

      During the term of this Agreement, Omega shall, at its sole cost and expense (subject to the next sentence), and as promptly as is practicable, modify the Telerate Version of TradeStation to make the Telerate Version of TradeStation consistent with any enhancements, improvements or upgrades made to the TradeStation software generally. To the extent that it is necessary for Telerate to provide to Omega equipment, materials or information of or concerning Telerate in order to enable Omega so to modify the Telerate Version of TradeStation, Telerate shall provide same at its expense and shall, at its expense, provide to Omega such technical assistance in connection therewith as Omega may reasonably require.

I.    TITLE TO TELERATE VERSION OF TRADESTATION.

      Telerate acknowledges and agrees that, as between Telerate and Omega, Omega is and shall remain the sole and exclusive owner of all rights, including copyright, in TradeStation and the Telerate Version of TradeStation, and all Enhancements thereof, including, but not limited to, all rights in and to the "Easy Language" portion of TradeStation and the Telerate Version of TradeStation, and that the same is or will be protected by applicable copyright laws. Telerate shall display appropriate copyright notices on all packaging, documentation, advertising, and promotional materials containing or describing the Telerate Version of TradeStation to the effect that the Telerate Version of TradeStation, and any Enhancements thereto, have been created and developed by Omega. In addition, the sign-on screen message and the "About" box of the Telerate Version of TradeStation program, as well as all Documentation, shall conspicuously display the appropriate copyright notice and a legend to the effect that the Telerate Version of TradeStation and any Enhancements have been created and developed by Omega.

J.    ESCROW ARRANGEMENT.

      Within sixty (60) days of execution of this Agreement, the parties will enter into an escrow agreement, at Telerate's expense, satisfactory in form and substance to both parties, with an independent third-party escrow agent (whose fees and expenses will be paid by Telerate) mutually acceptable to the parties, pursuant to which Omega shall deposit, and the escrow agent shall accept deposit of, the Source Code for the Telerate Version of TradeStation. The escrow agreement shall provide Telerate with the right to inspect and verify the items deposited by Omega with the escrow agent, as more fully explained below. Telerate shall not copy any of the items deposited by Omega with the escrow agent while the items are deposited with the escrow agent, as more fully explained below. The escrow agreement shall also require that Omega update the escrow deposit within ten (10) days of the completion and acceptance of any Enhancement to the Telerate Version of TradeStation. The escrow agreement shall also contain the following provisions: (1) that the Source Code, and any modifications thereto, be provided to the escrow agent on disk; (2) that upon the initial deposit of, and after each modification to, the Source Code, one representative of Telerate will be permitted, under the supervision of Omega and at Omega's premises, to compile the Source Code in order to enable such representative to generate an executable program for the Telerate Version of TradeStation (and such representative can take back such executable program to Telerate for the sole purpose of verifying that the Source Code is complete);
(3) that in no event will such representative be permitted to take any notes, or to view any screen longer than is absolutely necessary to compile an executable program, or to remove or take with him or her any materials other than the compiled executable program; (4) that Telerate shall have access to the escrow and the Source Code only in the event that (i) an Error (other than an Insignificant Error) has occurred which Omega has notified Telerate Omega is unable to correct, or an Event of Default has occurred with respect to Omega based upon its failure to correct an Error (other than an Insignificant Error), or (ii) Omega is in default under this Agreement pursuant to Section N.2.(a)(iv) or (v), and Telerate has not terminated this Agreement as a result thereof and Omega's trustee in bankruptcy has rejected this Agreement or has refused to assume it; (5) that in order to obtain access to the escrow and the Source Code, Telerate must deliver to the escrow agent and to Omega an affidavit, made by a duly authorized officer on behalf of Telerate, to the effect that one of the conditions in subparagraph (4) above has occurred, following which Omega shall have the right, exercisable by similar affidavit delivered to the escrow agent and Telerate, to contest Telerate's right to have access to the Source Code, in which event the issue shall be resolved in accordance with a mutually agreed-upon, expeditious dispute-resolution mechanism set forth in the escrow agreement; (7) that, in the event Telerate gains access to the Source Code, it may use the Source Code for the sole purpose of correcting Errors (which, at Omega's election, shall be performed at Omega's premises under Omega's supervision) or, in the event of an Event of Default with respect to Omega pursuant to Section N.2.(a)(iv) or (v) (provided that Telerate does not terminate this Agreement as a result thereof and Omega's trustee in bankruptcy has rejected this Agreement or has refused to assume it), to correct Errors and to otherwise maintain and support the Telerate Version of TradeStation for the term of this Agreement (and, in the event that Omega is in liquidation or has ceased operations, to make Enhancements during the term of this Agreement, any such Enhancements to be the property solely of Omega); and (8) that, except as specifically provided in Section Q.4, the escrow agreement shall automatically terminate, and Telerate shall have no further right to gain access to or use the Source Code, upon the expiration or any other termination of this Agreement. As long as Omega executes the escrow agreement, the failure of the escrow agreement to become effective (by reason of Telerate's or the escrow agent's refusal to sign it or other cause beyond Omega's control) shall not affect, diminish or impair any right or obligation of either party under this Agreement. The provisions of this Section J contain the only circumstances under which Omega shall ever be obligated to disclose the Source Code to Telerate. The form of escrow agreement agreed upon by the parties is attached as Exhibit C. The parties agree that Sun Bank/Miami, N.A., 777 Brickell Avenue, Miami, Florida, is an acceptable escrow agent.

K.    REPRESENTATIONS AND WARRANTIES.

      1. GENERAL. Each party hereby represents, warrants and covenants that (a) it has the unrestricted right to enter into and perform this Agreement, (b) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the power to own its assets and properties and to carry on its business as now being conducted and (c) this Agreement (w) has been duly authorized, executed and delivered, (x) constitutes the valid and binding obligation of such party enforceable in accordance with its terms, (y) will not violate, to such party's actual knowledge, any law, statute, rule or regulation, or court or administrative agency judgment or decree, and (z) will not conflict with or result in any breach or default of any of the terms and conditions of any document or any agreement to which such party is a party.

      2.   INTELLECTUAL PROPERTY.

           (a) Omega hereby represents and warrants that there are no pending or threatened actions or litigation against Omega regarding intellectual property infringement or breach of license or maintenance agreements which would materially and adversely affect Telerate's use of the Telerate Version of TradeStation, and that Omega has received no written notice, and is not otherwise aware, of any claim or potential claim against it by any person with respect to the ownership or use of any intellectual property relating to TradeStation.

           (b) In the event that any of the representations and warranties of Omega contained in Subsection 1 or 2(a) above are false, and a third party brings suit against Telerate during the term of this Agreement asserting therein rights in the Telerate Version of TradeStation or damages or other relief as a result of an alleged infringing use by Telerate of the Telerate Version of TradeStation ("Indemnifiable Claims"), Omega will, subject to the provisions and limitations set forth below, assume at its expense the defense of such suit using counsel reasonably acceptable to Telerate, and indemnify Telerate against any money damages or costs awarded in such suit which are based upon the Indemnifiable Claims. Omega's obligations under this Subsection (b) shall be excused if Telerate fails to provide to Omega prompt notice of any Indemnifiable Claim asserted or threatened against Telerate, but only to the extent that the delay in giving notice is prejudicial to Omega or otherwise prejudices Omega's ability to answer, defend against or settle such Indemnifiable Claim. Omega shall have exclusive control of the defense of such lawsuit and all negotiations relating to its settlement, and Telerate shall assist Omega at Omega's request in all necessary respects in connection with the defense and/or settlement of the lawsuit. However, Omega's total liability to incur out-of-pocket costs in the defense of any such suit or suits and to pay damages or costs awarded in or resulting from any such suit or suits (whether by judgment, settlement, or otherwise) shall be limited to the amount theretofore paid to Omega by Telerate under this Agreement, and Telerate shall advance to Omega any amounts required to be expended by Omega in excess of such limit. Amounts so advanced shall be credited to future payments due from Telerate to Omega under this Agreement. The foregoing provisions of this Subsection (b) state the entire liability of Omega to Telerate in connection with any third-party lawsuit brought against Telerate for which indemnity pursuant to this Subsection (b) is available.

      3. DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES CONTAINED IN THIS SECTION K, OMEGA EXPRESSLY DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE OR USE, AND MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING TRADESTATION OR THE TELERATE VERSION OF TRADESTATION, OR THE COPYRIGHTS OF OMEGA THEREIN, INCLUDING, WITHOUT LIMITATION, THEIR SCOPE OR VALIDITY, OR ANY SYSTEMS, PRODUCTS OR SERVICES BASED THEREON OR MAKING USE THEREOF, INCLUDING, WITHOUT LIMITATION, NON-INFRINGEMENT OF RIGHTS OF THIRD PARTIES.

      4. PERFORMANCE. Omega warrants and covenants that (a) the Telerate Version of TradeStation (i) shall be free from any material defects in material and workmanship, and (ii) shall perform in accordance with the Specification in all material respects and (b) the services to be provided to Telerate as specified herein shall be performed in a good and professional manner in accordance with industry standards.

L.    LIMITATION OF LIABILITY.

      1. CERTAIN DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN NO EVENT SHALL OMEGA BE LIABLE TO TELERATE, REGARDLESS OF THE TYPE OR NATURE OF THE BREACH OR OTHER ACTION OR OMISSION ASSERTED OR PROVED, FOR SPECIAL, CONSEQUENTIAL, INDIRECT OR INCIDENTAL DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, LOSS OF INCOME, PROFITS, REVENUE, MARKET SHARE OR THE LIKE. FURTHER, IN NO EVENT SHALL TELERATE BE

ENTITLED TO ASSERT AGAINST OR RECOVER FROM OMEGA ANY DAMAGES OTHER THAN ITS DIRECT, ACTUAL, OUT-OF-POCKET DAMAGES WHICH, IN ALL EVENTS, SHALL BE CAPPED AT THE AMOUNT OF THE TOTAL PAYMENTS ACTUALLY RECEIVED BY OMEGA AS OF SUCH DATE PURSUANT TO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, BUT EXCEPT AS SET FORTH IN THE LAST SENTENCE OF THIS SECTION L.1, IN NO EVENT SHALL TELERATE BE LIABLE TO OMEGA, REGARDLESS OF THE TYPE OR NATURE OF THE BREACH OR OTHER ACTION OR OMISSION ASSERTED OR PROVED, FOR SPECIAL, CONSEQUENTIAL, INDIRECT OR INCIDENTAL DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, LOSS OF INCOME, PROFITS, REVENUE, MARKET SHARE OR THE LIKE. FURTHER, IN NO EVENT SHALL OMEGA BE ENTITLED TO ASSERT AGAINST OR RECOVER FROM TELERATE ANY DAMAGES OTHER THAN ITS DIRECT, ACTUAL, OUT-OF-POCKET DAMAGES (WHICH, IT IS AGREED, WOULD INCLUDE THE RIGHT TO RECOVER FROM TELERATE ANY AMOUNTS DUE TO BE PAID OMEGA BY TELERATE PURSUANT TO SECTION D OF THIS AGREEMENT WHICH ARE NOT PAID BY TELERATE, INCLUDING APPLICABLE STATUTORY, PRE-JUDGMENT AND POST-JUDGMENT INTEREST THEREON). THE FOREGOING LIMITATIONS ON THE LIABILITY OF TELERATE SHALL NOT APPLY IN ANY RESPECT TO ANY CLAIM OF OMEGA BASED UPON (a) TELERATE, ITS AFFILIATES OR INDEPENDENT DISTRIBUTORS ENGAGING IN ACTIVITIES WHICH EXCEED THE SCOPE OF THE LICENSE GRANTED TO TELERATE IN SECTION C, (b) A BREACH OR VIOLATION BY TELERATE, ITS AFFILIATES OR INDEPENDENT DISTRIBUTORS OF ANY OF THE PROVISIONS OF SECTION I OR SECTION M, OR (c) ANY MISUSE, IMPROPER OR UNLAWFUL USE OR MISAPPROPRIATION OR INFRINGEMENT BY TELERATE, ITS AFFILIATES OR INDEPENDENT DISTRIBUTORS OF ANY

TRADEMARK, SERVICE MARK, COPYRIGHT, TRADE SECRET, OTHER INTELLECTUAL PROPERTY OR CONFIDENTIAL OR PROPRIETARY INFORMATION OF OMEGA.

      2. USE. If a temporary restraining order, preliminary injunction or final injunction is obtained against Telerate's (or Telerate's customers') use of the Telerate Version of TradeStation due to an infringement of a patent or copyright, or an appropriation of a trade secret, Omega will promptly, at its option and sole expense, either (a) procure for Telerate (and Telerate's customers) the right to continue using the Telerate Version of TradeStation in its then current phase of development, or (b) replace or modify the Telerate Version of TradeStation in its then current phase so that it no longer infringes such patent or copyright or constitutes an appropriation of a trade secret; or if Omega is unable to promptly effect (a) or (b) above, then, (c), as Telerate's sole and exclusive remedy, accept Telerate's return of the Telerate Version of TradeStation (in which event this Agreement shall be deemed terminated) and refund to Telerate, subject to the provisions of Subsection 1 above, the full amount of Telerate's actual damages sustained as a result of the infringement or appropriation up to the total amount paid by Telerate to Omega to date under this Agreement.

M.    CONFIDENTIALITY; TRADE SECRETS.

      The parties recognize and acknowledge that, in connection with this Agreement, they may disclose to each other confidential or proprietary information (the "Confidential Information").

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

"Confidential Information" shall mean the terms of this Agreement (as to both parties), the Telerate-Provided Materials, the Records and the statements to be rendered by Telerate to Omega pursuant to this Agreement (as to Telerate), the Source Code, the Object Code, and the Executable Code for TradeStation and the Telerate Version of TradeStation (as to Omega), as well as any other information or data received by either party from the other which has been marked "Proprietary and Confidential" by the disclosing party, or in respect of which the receiving party has received from the disclosing party specific written notice of its proprietary and confidential nature. Each party agrees to use the Confidential Information solely as contemplated under this Agreement and to hold in confidence and to protect all Confidential Information against disclosure to unauthorized third parties by using the same standard of care as it applies to its own confidential or proprietary information. All materials and documents supplied hereunder shall be and remain the property of the disclosing party, and the receiving party agrees to limit dissemination of, and access to, such materials and documents to its personnel having a need to know and agrees to return or destroy all such materials and documents (including purging any electronically stored records) upon request of the disclosing party. The above restrictions shall not apply to information in the public domain or generally known or which the receiving party can demonstrate has been independently developed by it prior to disclosure or was otherwise known to the receiving party prior to disclosure or was rightfully acquired by the receiving party from third parties, or which is approved for release by the written authorization of the disclosing party, or which is required to be disclosed by law or regulation (including in connection with any securities filings, reports or prospectuses made or distributed or required to be made or distributed by either party). In addition to and without limitation of the foregoing, (a) Telerate acknowledges and agrees that the Source Code, Object Code and Executable Code for TradeStation and the Telerate Version of TradeStation (as same may be enhanced by Omega) contain and will contain trade secrets of Omega, and Telerate further agrees that it shall not (i) in any way attempt to discern Omega's trade secrets or proprietary information relating to TradeStation or the Telerate Version of TradeStation (as same may be enhanced), including without limitation the Source Codes, Object Codes and Executable Codes therefor (unless such discernment is not a violation of this Agreement or the escrow agreement referred to in Section J or a result of disclosures made by Omega to Telerate), or (ii) disassemble or decompile the subject software, or perform any like operation commonly known as "reverse engineering" with respect thereto, and (b) Omega acknowledges and agrees that the current Telerate twin environment API included in the Telerate-Provided Materials, as same may be modified, shall not be used by Omega for any purpose other than in connection with the license granted hereunder; provided, however, that the foregoing prohibition shall not apply to the current Telerate twin environment API, as same may be modified, if, but only if, Telerate publishes such current or modified Telerate twin environment API to the information industry in a general announcement for the purpose of making such API, as same may have been modified, freely available without charge by Telerate and creating an "open system" by which computer software publishers may deal directly with Telerate subscribers whose devices employ such API, as same may have been modified. Omega acknowledges that Telerate may, during and following the term of this Agreement, engage in active efforts to develop a Real-Time product which is compatible with its data feeds that performs many of the same, or similar, functions as those performed by the Telerate Version of TradeStation (as same may be enhanced pursuant to this Agreement). Omega recognizes and agrees that the general functionality (i.e., system testing, system automation, indicators, alerts on indicators, system optimization, generation of commentary on the interpretation of an indicator, and color coding of bar charts based upon user-defined criteria, use or display of bar charts, candlestick charts, point and figure charts, market profiles, multiple bar charts on a screen, bar charts and studies on a screen, sizable chart windows, printing functions such as chart printing (WYSIWYG), data printing (tabular printing), automated printing and full historical printing (all data in history), and functions and displays such as password-based security, password-based permissioning, display of quotations and news with charts, automatic display of system alerts and alarms, storage of multiple pages (trade plans) in memory (RAM or on disk), retrieval of historical data from offsite data source (manual and automatic), saving charts and data to disk, sharing charts and data over network, user editing of historical data and user-defined data items) performed and to be performed by TradeStation and the Telerate Version of TradeStation, respectively, as between Omega and Telerate, do not constitute trade secrets of Omega. However, the parties acknowledge that the particular ways in which TradeStation and the Telerate Version of TradeStation implement, present and offer (or will implement, present and offer, as the case may be) such functionality may contain protectable copyrights and trade secrets of Omega.

N.    TERM; EVENTS OF DEFAULT; AND TERMINATION.

      1. TERM; OPTION TO EXTEND TERM. The term of this Agreement shall commence on the date hereof and, provided that Acceptance occurs, shall, subject to each of the early termination events specified in this Agreement, terminate on the Third Anniversary. Subject to the early termination events specified in this Agreement, Telerate shall have an option to extend the term of this Agreement for one additional year, so that its expiration date is the fourth anniversary of the Royalty Commencement Date (the "Extension Option"). In order to exercise the Extension Option, Telerate must give Omega written notice to that effect no later than the 180th day following the Second Anniversary. If the Extension Option is exercised by Telerate, it shall be irrevocable, and, (a) this Agreement shall continue in full force and effect, subject to the early termination events specified herein, until the fourth anniversary of the Royalty Commencement Date (the "Fourth Anniversary"), (b) Telerate agrees that Omega shall be entitled to receive guaranteed minimum aggregate Royalty Fees (regardless of

                                         CONFIDENTIAL MATERIAL OMITTED AND FILED
                                     SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                     COMMSSION. ASTERSIKS DENOTE SUCH OMISSIONS.

the aggregate Royalty Fees computed under Section D.1) for the period commencing on the Third Anniversary and ending on the Fourth Anniversary of the greater of
(i) ********************************* and (ii) the actual aggregate Royalty Fees payable for the period commencing on the Second Anniversary and ending on the Third Anniversary (the "Fourth Year Minimum"), (c) the Fourth Year Minimum shall be paid to Omega in monthly installments in the same manner as the first three year's guaranteed minimums are payable, subject to quarterly reconciliation against the calculation of actual Royalty Fees in the same manner as set forth in Section D.6, and (d) Telerate shall continue to supply statements to Omega and maintain Records with respect to such fourth year in the same manner and to the same extent as it is required to do so with respect to the first three years, as set forth in Section D.

      2.   EVENTS OF DEFAULT.

           (a) Any one or more of the following shall constitute an Event of Default hereunder:

                (i) Telerate fails to pay, when due, any amount required to be paid by it under Section D of this Agreement, if such payment is not made within thirty (30) days after Omega gives Telerate notice of such failure to pay;

               (ii) (A) Omega fails materially (it being understood that if the agreement or obligation in question is already subject to a materiality standard, the use of the word material here shall not further alter such standard) to comply with or perform any agreement or obligation hereunder (or either William Cruz or Rafael

Cruz, in cases where he is not acting on behalf of Omega, takes any action or enters into any transaction which would, if done by or on behalf of Omega, constitute a material failure to comply with or perform an agreement or obligation of Omega hereunder) if such failure is not remedied on or before the thirtieth day after notice of such failure; provided, however, that, in the event such failure cannot, through the use of commercially reasonable efforts, reasonably be remedied within such 30-day period, if Omega commences to remedy the failure within said 30-day period and diligently proceeds with such remedy until it is completed, no Event of Default shall be deemed to have occurred, or
(B) Telerate fails materially (it being understood that if the obligation or agreement in question is already subject to a materiality standard, the use of the word material here shall not further alter such standard) to comply with or perform any agreement or obligation hereunder (other than failure to make a payment, which is covered by Subsection (i) above) if such failure is not remedied on or before the thirtieth day after notice of such failure; provided, however, that, in the event such failure cannot, through the use of commercially reasonable efforts, reasonably be remedied within such 30-day period, if Telerate commences to remedy the failure within said 30-day period and diligently proceeds with such remedy until it is completed, no Event of Default shall be deemed to have occurred;

              (iii) a representation or warranty made or deemed to have been made hereunder by Omega or Telerate (as the case may

be) proves to have been false or misleading in any material respect when made and the effects of the materially false or misleading representations and warranties are material and adverse to the other party and such effects cannot be cured or eliminated within a reasonable period of time after notice thereof;

               (iv) Omega or Telerate (as the case may be) (A) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, corporation or other similar law now or hereafter in effect that authorizes the reorganization or liquidation of such party or its debts or the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (B) shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (C) makes a general assignment for the benefit of creditors, or (D) admits in writing its inability to pay its debts as they become due, or (E) takes any corporate action to authorize any of the foregoing; or

                (v) An involuntary case or other proceeding shall be commenced by persons that are not bound by this Agreement against Omega or Telerate (as the case may be) seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) calendar days; or an order is entered by a court of competent jurisdiction affecting substantially all of the property or affairs of Omega or Telerate (as the case may be) under bankruptcy, insolvency or other similar laws as now or hereafter in effect and such order shall remain undismissed and unstayed for a period of sixty (60) calendar days.

           (b) Upon the occurrence of an Event of Default described in Section N.2(a)(i), in addition to any other rights and remedies available to Omega (including, without limitation, the right to recover all amounts not paid, together with statutory, pre-judgment and post-judgment interest thereon), Omega shall be entitled, in its sole discretion, to elect to terminate this Agreement and the license granted to Telerate hereunder immediately upon written notice to Telerate.

           (c) Subject to the provisions of Section F.2 and Section L, upon the occurrence of any other Event of Default by either party, in addition to any other rights and remedies available to the non-defaulting party, the non-defaulting party shall be entitled, in its sole discretion, to terminate this Agreement upon thirty (30) days' prior written notice to the defaulting party.

           (d) REMEDIES UPON ORDER FOR RELIEF BEING ENTERED UNDER BANKRUPTCY CODE. If an Event of Default described in Section N.2(a) (iv) or (v) shall have occurred with respect to Omega, and an order for relief pursuant to 11 U.S.C. /section/101, ET SEQ., as amended or supplemented from time to time (the "Bankruptcy Code") shall have been entered, Telerate may without any further action or notice and at its sole discretion, either (i) deem this Agreement to be terminated effective as if such termination had occurred immediately before the date of entry of any such order for relief; (ii) seek to obtain upon an expedited basis such approval from a court of competent jurisdiction as may actually be necessary and required to effect immediate termination of this Agreement; or (iii) seek to obtain upon an expedited basis such approval from a court of competent jurisdiction as may actually be necessary and required to compel Omega or its trustee-in-bankruptcy to assume or reject this Agreement. Each of the parties hereto specifically agrees that (a) each of the termination provisions contained in this Section has been specifically bargained for, (b) each party has consented to termination of this Agreement at the time and in the manner authorized by this Section and (c) neither party shall in any way attempt or assist any other party that may attempt to delay, oppose or avoid any such termination of this Agreement.

           (e) RIGHTS AND OBLIGATIONS OF PARTIES PENDING ASSUMPTION OR REJECTION OF THIS AGREEMENT IN THE EVENT OF BANKRUPTCY OF OMEGA. In the event of the commencement of a case under the Bankruptcy Code by or against Omega, and during the period prior to the entry of an order directing or authorizing Omega or its trustee-in-bankruptcy to assume, reject or otherwise terminate this Agreement, Telerate may exercise its rights under Section 365(n) of the Bankruptcy Code, as such section may be amended or supplemented from time to time, and the exercise of such rights or resort to any remedies provided thereunder shall not be deemed the exclusive rights and/or remedies available to Telerate, but Telerate is entitled to obtain any relief to the fullest extent provided by applicable bankruptcy or nonbankruptcy law (except as limited by this Agreement).

           (f) RIGHTS AND OBLIGATION OF PARTIES AFTER REJECTION OF THIS AGREEMENT IN THE EVENT OF BANKRUPTCY OF OMEGA. Omega specifically acknowledges and agrees that, in addition to the rights and remedies of Telerate under
Section 365(n) of the Bankruptcy Code, as such section may be amended or supplemented from time to time, the rights and remedies of Telerate set forth in this Section have been specifically bargained for and Omega will not attempt to delay or oppose Telerate's exercise of such rights:

                (i) Omega or its trustee-in-bankruptcy shall allow Telerate without any interference by Omega or its trustee-in-bankruptcy to exercise all of its rights, including rights to prosecute or complete pending applications for trademarks and service marks for the Telerate Version of TradeStation or to seek other necessary governmental action and to take such actions as may be necessary to prevent infringement on, or violation of, any exclusive rights granted to Telerate by this Agreement;

               (ii) In the event that Omega's trustee-in-bankruptcy rejects this Agreement or refuses to assume it (and Telerate does not elect to terminate this Agreement), Telerate shall be entitled to have access to and use, and Omega shall not interfere with Telerate's right to use, the Source Code, Object Code, Executable Code and Documentation relating to the Telerate Version of TradeStation and any Enhancements thereof in accordance with this Agreement, and, as to the Source Code, in accordance with, and as limited by, the provisions of SECTION J hereof and the escrow agreement to be executed pursuant thereto; and

           (g) The parties further acknowledge and agree that all provisions relating to the escrow arrangement constitute a supplementary agreement as such term is used in Section 365(n) of the Bankruptcy Code.

           (h) The provisions set forth in Sections N.2(c) through (g) shall be deemed to be material nonseverable parts of the Agreement.

      3. EFFECT ON SUBSCRIBERS. Upon termination of this Agreement for any reason, including, without limitation, the expiration hereof, Telerate may not enter into any new subscriptions or other agreements or arrangements for the use of the Telerate Version of TradeStation, or agree to increase, or increase, the number of Stand-Alone Units, Workstations or users with respect to any subscriptions. Any existing subscriptions, as of the date of termination, may be continued until the expiration of such subscriptions and renewed (provided that no additional users, Stand-Alone Units or Workstations are added) pursuant to the terms of such subscriptions, and Telerate shall be obligated to continue to pay, and Omega will continue to receive, Royalty Fees for, and other amounts due hereunder in respect of or based upon, such existing subscriptions for as long as the Telerate Version of TradeStation is in use. No minimum royalty guarantees shall be in effect following the Third Anniversary unless the Extension Option is exercised. At termination, Telerate shall provide to Omega a complete and accurate list of all then current subscribers and customers for the Telerate Version of TradeStation, which shall, for each subscriber and customer, set forth the expiration date of the subscription (or indicate that it is renewable on a periodic basis, identifying the period, if appropriate) and which shall include all other information required to be included in the statements required to be delivered by Telerate under Section D.6 hereof. Such statements shall continue to be rendered on a monthly, quarterly and annual basis (in the manner set forth in Section D.6) until all subscriptions for, and uses of, the Telerate Version of TradeStation have ceased. The expiration or other termination of this Agreement shall not affect or impair Omega's audit and inspection rights granted hereunder, or Telerate's duties to maintain the Records, which shall continue at least until all subscriptions for and uses of the Telerate Version of TradeStation have terminated and a full and final audit has been conducted by Omega, and until all disputes, if any, concerning payment of Royalty Fees and other amounts due hereunder have been fully and finally resolved.

O.    NOTIFICATION OF OFFER.

      If, at any time during the term of this Agreement, Omega receives a bona fide offer that it is willing to accept from a non-

Affiliated, unrelated third party who is not an employee of Omega to (i) acquire Omega or substantially all of Omega's assets or (ii) acquire a substantial portion of the stock or assets of Omega, or Omega enters into serious and substantial negotiations with respect thereto, Omega shall notify Telerate in writing of the fact that it has received such an offer or has commenced such serious negotiations. It is understood that no such notification is required to be given by Omega in connection with any public offering of its capital stock. Omega is under no obligation, however, to afford to Telerate the right to match or to make any offer, to enter into any negotiations of any kind with Telerate, or to disclose to Telerate the nature or terms of the offer or negotiations, the identity of the offeror or party with whom Omega is negotiating, or any other fact or circumstance of or relating to the offer or the negotiations. Any such notice given by Omega under this Section O shall be held in strict confidence by Telerate.

P.    NON-SOLICITATION.

      To the fullest extent permitted by law, Omega agrees not to solicit the employment of or employ any employee of Telerate or any of its Affiliates, and Telerate agrees not to solicit the employment of or employ any employee of Omega or any of its Affiliates, in each case, during the period commencing the date hereof and ending on the date that is twenty-four (24) months following the expiration or termination of this Agreement;

provided, however, in no event shall such period of restriction terminate prior to June 30, 1998.

Q.    MISCELLANEOUS.

      1. NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be delivered in person or sent by commercial overnight courier (such as Fedex) or certified mail, return receipt requested:

           (a)  If to Telerate, to:

                Dow Jones Telerate, Inc.
                One World Financial Center
                200 Liberty Street
                New York, NY 10281
                Attention: President

                with a copy to:

                Dow Jones Telerate, Inc.
                One World Financial Center
                200 Liberty Street
                New York, NY 10281
                Attention: Legal Department

           (b)  If to Omega, to:

                Omega Research, Inc.
                9200 Sunset Drive
                Miami, Florida 33173
                Attention: William and Rafael Cruz

                with a copy to:

                Rubin Baum Levin Constant
                  Friedman & Bilzin
                2500 First Union Financial Center
                200 S. Biscayne Boulevard
                Miami, Florida 33131
                Attention: Marc J. Stone, Esq.,

or to such other addresses as may be stipulated in writing by the parties pursuant hereto. Unless otherwise provided, notice shall be effective on the date it is officially recorded as delivered by return receipt, the courier service, or equivalent.

      2. FORCE MAJEURE. No party hereto shall be deemed to be in default of any provision of this Agreement, or in default for failures in performance, resulting from acts or events beyond the reasonable control of such party (such acts shall include but not be limited to, acts of God, or civil or military authority, civil disturbance, war, strikes, fire, lightning, hurricanes, tornado, power outages, or other similar catastrophes or events).

      3. AMENDMENT. This Agreement may not be amended except by written instrument executed by each of the parties hereto.

      4. BINDING AGREEMENT; ASSIGNMENT.

         (a) This Agreement shall be binding upon and shall inure to the benefit of the parties and the parties' respective successors at law and permitted assigns. Neither this Agreement nor any obligations or duties hereunder may be assigned or delegated by any party hereto without the prior written consent of the other party; provided that each party shall be entitled without such consent to assign its rights and obligations hereunder to any Affiliate or in connection with a sale (direct or indirect, by merger, sale of capital stock or otherwise) of all or substantially all of its assets; provided, however, if Omega directly or indirectly (by merger, sale of capital stock or otherwise) sells all or substantially all of its assets to one of the Telerate Competitors, Telerate may, within the thirty (30) day period following written notice from Omega that Omega has signed a contract to sell, or has sold, substantially all of its assets (directly or indirectly, by merger, sale of capital stock or otherwise) to a Telerate Competitor, terminate this Agreement by giving written notice to Omega to that effect within such thirty (30) day period. Termination of this Agreement in this circumstance shall occur and be effective on the earlier of (i) the date such notice of termination is given and (ii) the Third Anniversary.

           (b) In the event, but only in the event, that Telerate so terminates this Agreement following said notice of sale of Omega to a Telerate Competitor,
(i) Telerate shall have a non-exclusive one-year license to continue to sell new subscriptions for the Telerate Version of TradeStation as permitted hereunder (but the non-competition obligations of Omega, William Cruz and Rafael Cruz shall, as of the date of termination, automatically cease and be of no further force or effect), (ii) such non-exclusive license shall terminate on the first anniversary of the date of termination of this Agreement, (iii) it is understood that Omega shall, in this circumstance of termination only, continue to be bound by its maintenance and support obligations under Section F, but shall not continue to be bound by any obligation to develop any Enhancements for the Telerate Version of TradeStation or to perform any other action or obligation under this Agreement, (iv) Telerate's obligation to pay Royalty Fees (except for a guaranteed minimum, which shall not apply to this one-year non-exclusive license), render statements and maintain Records shall continue to be in force; and (v) the escrow agreement described in Subsection J shall, as contemplated in the form of escrow agreement attached, be extended for such additional year.

           (c) No parties other than Telerate and Omega, and their respective successors at law and permitted assigns (provided that such successors or permitted assigns have expressly assumed this Agreement in writing), shall have any right or standing to assert or enforce any right or obligation under this Agreement.

      5. HEADINGS. The headings of sections and paragraphs herein, and the "WHEREAS" clauses contained on pages 1 and 2 of this Agreement, are included for convenience of reference or context and shall not control the meaning or interpretation of any of the provisions of this Agreement.

      6. SURVIVAL. The provisions of this Section and of SECTIONS A, B.7, D, I, K, L.1, M, N AND P ONLY shall survive any termination or expiration of this Agreement.

      7. GOVERNING LAW. This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of New York, other than laws relating to conflicts of law.

      8. SEPARABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall to any extent be held to be invalid or unenforceable, the remainder of the Agreement, or the application of such provision to persons or circumstances as to which it is not held to be invalid or unenforceable, shall not be affected thereby, and each provision shall be valid and be enforced to the fullest extent permitted by law.

      9. ENTIRE AGREEMENT. This Agreement, together with all Exhibits, contains the entire understanding of the parties and supersedes all previous and contemporaneous verbal and written agreements.

      10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

      11. CONSTRUCTION. The parties acknowledge and confirm that this Agreement and each of the Exhibits hereto have been heavily and thoughtfully negotiated by the parties over an extended period of time and that any ambiguities contained herein or therein shall therefore not in any manner be construed against the draftsman or alleged draftsman hereof or thereof.

      IN WITNESS WHEREOF, the undersigned parties have duly executed and delivered this Agreement as of the day first above written.

DOW JONES TELERATE, INC.       OMEGA RESEARCH, INC.

By: /s/ CARL M. VALENTI        By: /s/ WILLIAM CRUZ
    -----------------------        ------------------------
    Name: Carl M. Valenti          Name: William Cruz
    Title: President               Title: President

                                  EXHIBIT INDEX

        EXHIBIT                   DESCRIPTION
        -------                   -----------

           A                  Definitions

           A-1                Description of Telerate-
                              Provided Materials

           A-2                Description of Data Feeds
                              for Telerate Version of
                              TradeStation

           B                  Noncompetition Agreement
                              of William Cruz and
                              Rafael Cruz

           C                  Form of Escrow Agreement

           D                  QA Test Script

                                    EXHIBIT A

                                   DEFINITIONS

ACCEPTANCE; ACCEPTED:

      When the Telerate Version of TradeStation has successfully completed Quality Assurance Testing as described in Section B of the Agreement.

ACCEPTANCE DATE:

      The date Telerate has Accepted or is deemed to have Accepted the Telerate Version of TradeStation as described in Section B of the Agreement.

AFFILIATE:

      With respect to any individual or entity, any other individual or entity, directly or indirectly, through one or more intermediaries, Controlling, Controlled by, or under common Control with the original individual or entity.

CONTROL:

      The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ownership of any securities, by contract or otherwise.

DOCUMENTATION:

      All existing written descriptive and instructional information published by Omega for use by TradeStation customers relating to the use and operation of TradeStation Version 3.5, as same shall be appropriately modified by Telerate pursuant to this Agreement to become the documentation for the Telerate Version of TradeStation.

ENHANCEMENT:

      Any improvement or upgrade to the Telerate Version of TradeStation, whether minor or substantial.

ERROR:

      Any failure of the Telerate Version of TradeStation to perform the applicable functions or conform to the Specification.

EXECUTABLE CODE:

      With respect to TradeStation or the Telerate Version of TradeStation, a set of machine readable instructions that has been assembled or compiled from the Source Code and Object Code and linked and that can operate on the appropriate computer without further compiling, assembling or linking.

EXISTING TELETRAC SUBSCRIBER:

      All subscribers of Telerate, its Affiliates or Independent Distributors which are using the existing TeleTrac software in a Dow Jones Telerate Stand-Alone Unit at the Royalty Commencement Date; provided, however, that such a subscriber is considered an Existing TeleTrac Subscriber (for purposes of determining whether an Existing TeleTrac Subscriber Stand-Alone Fee, as opposed to one of the other Royalty Fees, is payable) only with respect to the number of Stand-Alone Units of such subscriber which use the existing TeleTrac software at the Royalty Commencement Date (whether or not said existing Stand-Alone Units are converted or later converted to Workstations -- i.e., the Existing TeleTrac Subscriber Stand-Alone Fee shall continue to be payable in respect of such existing units, even after their conversion, if any, to Workstations); provided further, however, that, any additional Stand-Alone Units or Workstations of such subscriber which receive the Telerate Version of TradeStation shall constitute New Stand-Alone Units or Workstations (as applicable), with respect to which such subscriber shall be considered a New Stand-Alone Subscriber and/or Workstation Subscriber (as applicable) and in respect of which New Stand-Alone Fees and/or Workstation Fees (as applicable) are payable.

INCREMENTAL FEE:

      With respect to each individual use of the Telerate Version of TradeStation for which a Royalty Fee is payable, the gross amount charged by Telerate in United States Dollars to a Telerate subscriber pursuant to the subscription for such use of the Telerate Version of TradeStation (i.e., per Workstation), not including sales and similar taxes, if any, added to the price thereof which are remittable by Telerate. The Incremental Fee shall not be reduced by royalties or other amounts or consideration paid to Independent Distributors or others or any other amounts except for said taxes. If, with respect to any subscription, the Telerate Version of TradeStation is bundled with, sold together with, or incorporated into, one or more other computer programs or products of Telerate (a "bundle") for one combined price (a "bundled selling price"), for the purposes of calculating the

      Incremental Fee hereunder: the separate list price of each product included in the bundle (including the list price for the Telerate Version of TradeStation) will be added together (the "non-bundled combined price"); if the non-bundled combined price equals the bundled selling price, the Incremental Fee will be the list price for the Telerate Version of TradeStation; if the non-bundled combined price exceeds the bundled selling price, each list price included in the non-bundled combined price shall be reduced PRO RATA until the non-bundled combined price equals the bundled selling price, and the Incremental Fee shall equal the list price for the Telerate Version of TradeStation as so reduced on such PRO RATA basis.

INDEPENDENT DISTRIBUTORS:

      Unaffiliated entities who distribute Telerate products and services on behalf of Telerate on a commission or royalty basis.

MATERIAL ERROR:

      Any Error which materially impairs the subscriber's ability to use as a whole the Telerate Version of TradeStation or any Error which substantially impairs the value of such program for the typical end user.

MODIFICATION:

      A change or addition to the Telerate Version of TradeStation that establishes conformity of the Telerate Version of TradeStation to the Specification, or a procedure or routine that eliminates the practical adverse effect on Telerate's subscribers of such a nonconformity which was observed in the regular operation of the Telerate Version of TradeStation (and is capable of being consistently duplicated).

NEW STAND ALONE SUBSCRIBER:

      New Stand Alone Subscriber shall mean any subscriber who is not an Existing TeleTrac Subscriber who subscribes to the Telerate Version of TradeStation from Telerate or its Affiliates or Independent Distributors, as, when and so long as used or to be used pursuant to such subscription on Stand Alone Unit(s).

OBJECT CODE:

      With respect to TradeStation or the Telerate Version of TradeStation, a set of machine readable instructions generated by the compilation of the Source Code.

PERSON:

      Any entity or individual.

QA TEST SCRIPT:

      The test script to be used to conduct the Quality Assurance Testing, a copy of which is attached as Exhibit D, which, if capable of being followed in all material respects, will establish the conformance of the Telerate Version of TradeStation to the Specification. Within thirty (30) days following the date of the Agreement, the parties shall jointly develop a more detailed QA Test Script, which, once completed and agreed upon by the parties, shall serve as the QA Test Script for all purposes of the Agreement. The parties agree to cooperate in good faith to develop jointly and agree upon such more detailed QA Test Script within said 30-day period. If such more detailed QA Test Script is not jointly developed and agreed upon within said 30-day period, the QA Test Script attached as Exhibit D shall serve as the QA Test Script for all purposes of the Agreement. The purpose of developing a more detailed QA Test Script is not to expand the functionality that is to be developed or demonstrated by the Telerate Version of TradeStation (as described in Exhibit D), but rather to specify in more detail the testing procedures that will be used to determine whether the more general guidelines set forth in Exhibit D have been met.

QUALITY ASSURANCE TESTING:

      The testing of the Telerate Version of TradeStation in accordance with the QA Test Script to determine whether the Telerate Version of TradeStation conforms to the Specification, and each such subsequent testing performed prior to Acceptance to determine whether or not Acceptance has occurred, as described in Section B.

REAL-TIME:

      With respect to the TradeStation program or any similar program, software that receives and displays data on a "real-time" or instantaneous basis, and which is not delayed in any fashion, or which displays data on no longer than a 10-minute delay basis.

ROYALTY COMMENCEMENT DATE:

      The earlier of (i) sixty (60) calendar days after the Acceptance Date, and
      (ii) the date the first subscription for or use of the Telerate Version of TradeStation is received or occurs for which a Royalty Fee is payable pursuant to the Agreement.

SELL; SALE; SELLING:

      The terms "sell", "sale" and "selling", as they relate to the exploitation by Telerate of its rights under this Agreement, mean the sublicensing by Telerate, its Affiliates and Independent Distributors (on behalf of Telerate or Telerate's Affiliates) pursuant to this Agreement of the Telerate Version of TradeStation product to subscribers, customers and other end-users under subscriptions or similar arrangements providing for periodic payment therefor by such subscribers, customers and other end users, and do not refer to the sale or disposition, as such words are commonly understood, of the Telerate Version of TradeStation or rights therein.

SOURCE CODE:

      With respect to TradeStation or the Telerate Version of TradeStation, the form of code which is human readable and which can be translated by a compiler or assembler for execution on a computer. The Source Code will be in a language that is customarily understood by competent computer programmers (e.g., C, C++, Assembly Language).

SPECIFICATION:

      Specification, as it relates to the Telerate Version of TradeStation, means that the Telerate Version of TradeStation will have the same functionality in all material respects as TradeStation Version 3.5, as reflected in the documentation for TradeStation Version 3.1 which has been annotated by Omega to describe the two new features Version 3.5 will contain (i.e., commentary on the interpretation of analysis techniques (marketed by Omega as "fuzzy logic") and "trading system optimization"), copies of which have been delivered to Telerate.

STAND-ALONE UNIT:

      A Stand-Alone Unit is one computer that will run the Telerate Version of TradeStation but will not be linked by network to any other computers. However, (i) if such computer is providing access to the Telerate Version of TradeStation on more than one screen, each such screen shall constitute a separate Stand-Alone Unit, and (ii) if any such screen may be accessed by more than one keyboard, each additional keyboard shall constitute a separate Stand-Alone Unit.

TELERATE COMPETITORS:

      Bloomberg, Reuters, Knight-Ridder, Commodity Quote Graphics and such parties' Affiliates and successors, whether currently existing or existing in the future.

TELERATE-PROVIDED MATERIALS:

      The equipment and materials provided to Omega to develop the Telerate Version of TradeStation as specified in Exhibit A-1 hereto.

TELERATE VERSION OF TRADESTATION:

      A version of TradeStation that is generally compatible with the data feeds generated by Telerate and its Affiliates (such data feeds are specified in Exhibit A-2 hereof) and, assuming no Enhancement is required, similar data feeds of Telerate and its Affiliates which may be generated during the term of the Agreement.

TELETRAC:

      The DOS software developed by Telerate to analyze price data and marketed as TeleTrac Version 2.4 for use solely on Stand-Alone Units.

TRADESTATION:

      The technical analysis program that operates in Real-Time as more fully described in the definition of "Specification" above.

WORKSTATION:

      A Workstation is one computer receiving or able to access Telerate data (regardless of what software programs are being used in connection with such data), in or from which the Telerate Version of TradeStation would reside or could be accessed either alone or with other applications and utilities, and which would remain linked by a network with one or more other computers which will also have Telerate data. However, (i) if such computer is providing access to the Telerate Version of TradeStation on more than one screen, each such screen shall constitute a separate Workstation, and (ii) if any such screen may be accessed by more than one keyboard, each additional keyboard shall constitute a separate Workstation. A single network may have many Workstations.

WORKSTATION SUBSCRIBER:

      Any subscriber which subscribes to the Telerate Version of TradeStation from Telerate or its Affiliates or Independent Distributor, as, when and so long as used or to be used pursuant to such subscription on one or more Workstations.

                                   EXHIBIT A-1

                   DESCRIPTION OF TELERATE-PROVIDED MATERIALS

To be delivered and fully installed at Omega's premises:

      1. 2 fully functional TeleTrac units (hardware, software and fully enabled data feed), fully enabled as to capability with Telerate data available through the data feed.

      2. 1 Twin Server (hardware, software and all applicable data feeds).

      3. Software and enablement for ten workstation sites running off the Twin Server.

      4. 15 copies of complete and detailed specifications for the current Telerate twin environment API (with sufficient detail to enable Omega to modify TradeStation to be compatible with such environment).

To be delivered and fully installed at Cruz residence in Gables Estates,
Florida:

      One copy of software (and full enablement including all data available on the data feed) of the upcoming Telerate Twin environment which allows for the server and the workstation software to be running on the same computer.

Plus: all other materials, equipment, information and assistance required by Omega from time to time in connection with the development of the Telerate Version of TradeStation.

                                   EXHIBIT A-2

                          DESCRIPTION OF DATA FEEDS FOR
                        TELERATE VERSION OF TRADESTATION

The Telerate Workstation server commonly known as "Twin Server", as it operates to transmit Telerate financial market data, which will run concurrently on the same computer that will be running the Telerate Version of TradeStation.

                                    EXHIBIT B

                            NONCOMPETITION AGREEMENT

      NONCOMPETITION AGREEMENT, dated as of August __, 1994, by and among WILLIAM CRUZ and RAFAEL CRUZ (collectively, the "Cruzes"), and DOW JONES TELERATE, INC., a York corporation ("Telerate").

                              PRELIMINARY STATEMENT

      Telerate and Omega Research, Inc., a Florida corporation currently owned by the Cruzes ("Omega"), have, on the date hereof, entered into a certain Software License, Maintenance and Development Agreement (the "License Agreement). Pursuant to Section C.3 of the License Agreement, Omega has made certain negative covenants to Telerate. In order to comfort Telerate that the Cruzes will not do outside of Omega what Omega cannot do directly pursuant to Section C.3 of the License Agreement, the Cruzes have, subject to the important bargained-for limitations described below, agreed to be personally bound to the provisions of Section C.3 of the Agreement.

      NOW, THEREFORE, it is agreed as follows:

      1. PRELIMINARY STATEMENT. The Preliminary Statement is true and correct and constitutes a part hereof.

      2. COVENANT. Each of the Cruzes covenants that he shall be bound personally to the covenants of Omega set forth in Section C.3 of the License Agreement, and that he will not take, and will refrain from taking, any action which Omega is prohibited from taking under said Section C.3 of the License Agreement. The Cruzes are not executing this document for any other purpose, and are in no way or manner guarantors or co-makers of any covenant or obligation of any kind or nature of Omega set forth in the License Agreement or any other agreement or instrument executed or delivered in connection therewith.

      3. LIMITATION OF LIABILITY. In the event that either of the Cruzes breaches this Agreement, Telerate's sole and exclusive remedy shall be to obtain from a court of competent jurisdiction a temporary restraining order, preliminary injunction and permanent injunction (for the period of restriction) enjoining the Cruzes from taking the actions prohibited in Section 2 above. Telerate shall have no right, in any circumstance, to seek or recover damages of any kind from either of the Cruzes for any reason or upon any theory (legal or otherwise) whatever, it being understood that the equitable relief described above is Telerate's sole and exclusive remedy (whether or not as a practical matter it is an effective remedy in the circumstances) for any breach by either or both of the Cruzes of this Agreement. The parties acknowledge, confirm and agree that the provisions of this Section 3 were specifically bargained for, and that the Cruzes would not have entered into this Agreement for the benefit of Telerate absent Telerate's absolute assurance that the Cruzes would never be personally responsible for or answerable in damages of any kind in the event of a breach hereof. In furtherance of the foregoing, Telerate hereby covenants that it will never sue either of the Cruzes personally (except to the extent necessary to obtain the equitable relief contemplated herein) with respect to any provision, obligation or covenant contained in the License Agreement, or any breach or violation thereof, or with respect to any transaction or matter arising out of or related to the License Agreement.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


                                        ------------------------
                                        WILLIAM CRUZ


                                        ------------------------
                                        RAFAEL CRUZ

                                    DOW JONES TELERATE, INC.

                                    By:
                                        ------------------------
                                        Name: CARL M. VALENTI
                                        Title: PRESIDENT

                                    EXHIBIT C

                                ESCROW AGREEMENT

                            SOFTWARE ESCROW AGREEMENT

      SOFTWARE ESCROW AGREEMENT, dated August ____, 1994 (the "Agreement"), by and among OMEGA RESEARCH, INC., a Florida corporation ("Omega"), DOW JONES TELERATE, INC., a New York corporation ("Telerate"), and SUN BANK/MIAMI, NATIONAL ASSOCIATION ("Escrow Agent").

                              PRELIMINARY STATEMENT

      Omega and Telerate are parties to that certain Software License, Maintenance and Development Agreement dated August ____, 1994 (the "License Agreement"). Pursuant to Section J of the License Agreement, Omega has agreed to deposit in escrow with Escrow Agent, on computer disk, the Source Code (and certain related materials) for the Telerate Version of TradeStation. This Agreement shall govern the terms and conditions of such escrow arrangement. Capitalized terms used herein, which are not defined herein, shall have the respective meanings ascribed to them in the License Agreement.

      NOW, THEREFORE, it is agreed as follows:

      1. SUPPLEMENTARY AGREEMENT. This Agreement is supplementary to the License Agreement. This Agreement is intended to provide certain guidance for the limited circumstances under which Telerate shall be entitled to access to the Source Code (and certain related materials) for the Telerate Version of TradeStation in order to protect certain of its interests under the License Agreement.

      2. NO INFERENCE OF TERMINATION. The description herein of the possible occurrences that would constitute a Release Event (as defined below), and the consequences thereof, shall create no presumption that Omega or its trustee in bankruptcy should be permitted to reject or terminate this Agreement under applicable law. The parties agree that such a rejection or termination would be prejudicial to Telerate's interests. This Agreement is not intended to diminish, enlarge, modify or impair, and this Agreement shall not diminish, enlarge, modify or impair, any right or obligation of any party under the License Agreement.

      3. ESCROW DEPOSIT. Within ten (10) days following the Acceptance Date, Omega shall deposit with Escrow Agent, and Escrow Agent shall accept the deposit of, in a sealed envelope, the Source Code, on computer disk, for the Telerate Version of TradeStation, together with such programmers notes and instructions as have been prepared by Omega in the normal course of its operations in connection with the creation of such Source Code (collectively the "Escrowed Code"). Omega shall, promptly after such deposit is made, notify Telerate of that fact. Escrow Agent shall hold and maintain the Escrowed Code at its premises at 777 Brickell Avenue, Miami, Florida, in a vault or safety deposit box, and shall not permit access thereto, or the release thereof, by or to any person or entity whatever, except as specifically permitted by this Agreement.

      4. SUPPLEMENTARY ESCROW DEPOSITS. Within ten (10) days following the completion and acceptance of any Enhancement to the Telerate Version of TradeStation developed by Omega, Omega shall deposit with Escrow Agent, and Escrow Agent shall accept deposit of, in a sealed envelope, the updated Source Code, on computer disk, for the Telerate Version of TradeStation as so enhanced, together with such programmers notes and instructions as have been prepared by Omega in the normal course of its operations in connection with the creation of such updated Source Code (collectively, an "Updated Escrowed Code"). Omega shall, promptly after each such deposit is made, notify Telerate of that fact. Upon any such supplementary deposit by Omega, Escrow Agent shall return to Omega the Escrowed Code then held by Escrow Agent, and the Updated Escrowed Code shall then become the Escrowed Code for all purposes hereunder. Omega covenants to Telerate that each Source Code deposited into escrow pursuant to this Agreement, including the initial deposit, will be in a language that is customarily understood by competent computer programmers (e.g., C, C++, Assembly Language).

      5. RELEASE EVENTS. The following events constitute the only events upon which Escrow Agent is authorized to release the Escrowed Code to any person or entity (other than deposit of the Escrowed Code with a court as more fully explained later in this Agreement), or to allow access to the Escrowed Code by any person or entity (individually, a "Release Event," and, collectively, the "Release Events"):

         a. VERIFICATION OF ESCROWED CODE. Within thirty (30) days following notice from Omega of the initial escrow deposit described in Section 3 above, and within thirty (30) days following notice from Omega of each supplementary escrow deposit described in Section 4 above, Telerate shall be afforded access to the Escrowed Code solely for the purpose of verifying that the Escrowed Code contains the then-current Source Code for the Telerate Version of TradeStation. In order to exercise such right, Telerate shall provide Omega and Escrow Agent with written notice to that effect within the applicable 30-day period ("Verification Notice"). Within five (5) business days following the delivery of the Verification Notice, Omega, Telerate and Escrow Agent shall schedule a mutually convenient date, not later than thirty (30) days following the delivery of the Verification Notice, on which a representative of Omega and a representative of Telerate shall meet at the offices of Escrow Agent to receive from Escrow Agent the sealed envelope containing the Escrowed Code. Escrow Agent shall deliver the Escrowed Code to Omega's representative. Each of Telerate and Omega shall confirm in writing in advance to Escrow Agent the name of its representative. Escrow Agent shall request appropriate photo identification from each representative prior to releasing the Escrowed Code to Omega's representative. Following said release of the Escrowed Code to Omega's representative, Omega's representative and Telerate's representative shall proceed to Omega's Miami office, where Telerate's representative will be permitted to verify, under Omega's supervision, that the Escrowed Code contains the Source Code for the then-current version of the Telerate Version of TradeStation. The verification procedure shall be exclusively as follows: the Telerate representative shall be permitted to compile the Source Code in order to enable such representative to generate an executable program for the Telerate Version of TradeStation. Such representative may then take back with him to Telerate such executable program for the sole purpose of verifying that the Source Code is complete. In no event will such Telerate representative be permitted to take any notes, or to view any screen longer than is absolutely necessary to compile an executable program, or to remove or take with him or her any materials other than the compiled executable program. Following completion of the compilation of the executable program, the Escrowed Code, in the presence of the Telerate representative, shall be sealed in an envelope, and the Telerate representative and the Omega representative shall then proceed to the offices of Escrow Agent, whereupon the Escrowed Code will be redeposited with Escrow Agent, subject to future release only upon the occurrence of another Release Event.

           b. FAILURE OF OMEGA TO CORRECT AN ERROR. In the event that Omega notifies Telerate that it is unable to correct an Error (other than an Insignificant Error), or an Event of Default under the License Agreement has occurred with respect to Omega based upon Omega's failure to correct an Error (other than an Insignificant Error), and Telerate has not terminated, or given notice of termination of, the License Agreement pursuant to any provision thereof other than Section Q.4 thereof, and Telerate desires access to the Escrowed Code, Telerate shall deliver to Escrow Agent and to Omega an affidavit of Telerate, made by a duly authorized officer of Telerate (the "Correction Failure Affidavit"), stating, as applicable, that:

              (i) "Telerate is entitled to access to the Escrowed Code because Omega has notified Telerate that it is unable to correct an Error (other than an Insignificant Error), a copy of such notification from Omega being attached hereto [with such notification attached], and Telerate has not terminated, or given notice of termination of, the License Agreement pursuant to any provision thereof other than Section Q.4 thereof", or

              (ii) "Telerate is entitled to access to the Escrowed Code because an Event of Default under the License Agreement has occurred with respect to Omega based upon Omega's failure to correct an Error (other than an Insignificant Error), and Telerate has not terminated, or given notice of termination of, the License Agreement pursuant to any provision thereof other than Section Q.4 thereof," and

              (iii) "Omega has been delivered a true and complete copy of this affidavit on the date shown on the attached certified or registered mail receipt or commercial carrier receipt evidencing delivery to Omega on such date" [and attaching such receipt].

           Subject to Omega's right to serve a Counter Affidavit (defined and described below), at any time during the thirty (30) day period following the end of the fifth (5th) business day following delivery of the Correction Failure Affidavit, Escrow Agent shall, at Telerate's request, release the Escrowed Code to Telerate. Upon receipt of the Escrowed Code in this circumstance, Telerate shall use the Escrowed Code solely for the purpose of correcting the Error(s) the failure of which to correct served as the basis for Telerate's right to have access to the Escrowed Code. If requested by Omega in writing or in Omega's Counter Affidavit, correction of said Error(s) will take place at Omega's offices under Omega's supervision, in which event the procedures for release and return of the Escrowed Code set forth in subsection (a) above shall be followed. In no event shall any copy be made of the Escrowed Code. Upon completion of correction of said Error(s), the Escrowed Code shall be sealed in an envelope and redeposited with Escrow Agent. Even if Omega does not elect to have the Error(s) corrected at its offices under its supervision, Omega shall have the right to have a representative be present for such resealing and redeposit procedure.

          (c.) BANKRUPTCY OF OMEGA. In the event that an Event of Default occurs with respect to Omega under Section N.2(a)(iv) or (v) of the License Agreement, and Telerate does not terminate or give notice of termination of the License Agreement pursuant to any provision thereof other than Section Q.4 thereof, and Omega's trustee in bankruptcy has expressly rejected the License Agreement or expressly refused to assume the License Agreement, and Telerate desires access to the Escrowed Code, Telerate shall deliver to Escrow Agent and to Omega an affidavit of Telerate, made by a duly authorized officer of Telerate (the "Bankruptcy Affidavit"), stating:

              (i) "An Event of Default has occurred with respect to Omega under Section N.2(a)(iv) or (v) under the License Agreement";

              (ii) "Telerate has not terminated and has not given notice of termination of the License Agreement pursuant to any provision thereof other than Section Q.4 thereof";

              (iii) "Omega's trustee in bankruptcy has expressly rejected the License Agreement or has expressly refused to assume it, and a copy of the action of the bankruptcy court so rejecting or refusing to assume the License Agreement is attached" [and attaching a true, correct and complete copy of such action]; and

              (iv) "Omega has been delivered a true and complete copy of this affidavit on the date shown on the attached certified or registered mail receipt or commercial courier receipt evidencing delivery to Omega on such date" [and attaching such receipt].

           Subject to Omega's right to serve a Counter Affidavit, at any time during the thirty (30) day period following the end of the fifth (5th) business day following delivery of the Bankruptcy Affidavit, Escrow Agent shall, at Telerate's request, release the Escrowed Code to Telerate. Upon receipt of the Escrowed Code in this circumstance, Telerate may use the Escrowed Code, until the expiration or termination of the License Agreement, solely for the purpose of correcting Errors and providing maintenance and support to subscribers for the Telerate Version of TradeStation, and if, but only if, Omega is in liquidation or has completely ceased operations, and Telerate has not terminated or given notice of termination of the License Agreement pursuant to Section Q.4 thereof, to make Enhancements, any such Enhancements to be the property solely of Omega. In no event shall any copy be made of the Escrowed Code.

      6. TERM. This Agreement shall be effective as of the date hereof and shall continue to be effective until the earliest of (a) the date which is four years and 60 days following the date of the initial deposit of the Escrowed Code pursuant to Section 3 above (the "Outside Termination Date"), (b) the date on which the License Agreement naturally expires by its terms, and (c) subject to the right of Telerate to deliver a Counter Affidavit, the date on which the Escrow Agent receives an affidavit from either Telerate or Omega (the "Termination Affidavit") (a copy of which shall be served on the non-serving party) stating that the License Agreement is or has been terminated pursuant to any provision thereof other than Section Q.4 thereof, and that the non-serving party has been delivered a true and complete copy of the Termination Affidavit on the date shown on the certified registered mail receipt or commercial courier receipt attached (a copy of which shall be attached to the Termination Affidavit). Upon any such termination of this Agreement, Escrow Agent shall release the Escrowed Code to Omega, at Omega's request. If, however, Omega has delivered a Termination Affidavit, subject to Telerate's right to deliver a Counter Affidavit, Escrow Agent shall return the Escrowed Code to Omega promptly following the fifth (5th) business day following the delivery of the Termination Affidavit. If, at the time of such termination of this Agreement, Telerate is in possession of the Escrowed Code pursuant to this Agreement, Telerate shall, immediately upon termination, cease using the Escrowed Code for any purpose and promptly return it to Omega accompanied by a letter from Telerate affirming that Telerate has ceased using the Escrowed Code for any purpose, has used the Escrowed Code only as permitted hereunder, and has made no copies of any kind or nature of, or made or retained any notes or materials concerning, the Escrowed Code. (Omega shall have the right to request and receive from Telerate such a confirmatory letter following any release to Telerate hereunder of the Escrowed Code.) Notwithstanding anything to the contrary contained in this Agreement, if the Escrowed Code has not been returned to Omega by the Outside Termination Date, Escrow Agent shall release the Escrowed Code to Omega on or promptly following the Outside Termination Date, regardless of any conflicting or contrary instructions or objections which may be given by Telerate (including any Counter Affidavit), the parties agreeing that Telerate has no right whatever to make such an objection, and that Escrow Agent has no discretion upon the occurrence of the Outside Termination Date to do anything other than deliver the Escrowed Code to Omega.

      7. COUNTER AFFIDAVIT. In any case where Telerate has asserted the right of access to the Escrowed Code (whether pursuant to a Verification Notice, a Correction Failure Affidavit or a Bankruptcy Affidavit), or where Omega has asserted the right to be returned the Escrowed Code pursuant to a Termination Affidavit (as the case may be, a "Release Affidavit"), the party who has not delivered the Release Affidavit (the "Objecting Party") may, within five (5) business days of its receipt of the Release Affidavit, object to the release of the Escrowed Code requested in or in connection with the Release Affidavit by delivering to the party who has delivered the Release Affidavit (the "Asserting Party") and to Escrow Agent an affidavit (a "Counter Affidavit") stating that the Asserting Party is not entitled to receive access to or release or return of (as the case may be) the Escrowed Code, and the reasons therefor. No party shall deliver a Counter Affidavit unless it believes, in good faith, that the Asserting Party is not entitled to the access or release of the Escrowed Code asserted by the Asserting Party. In no event shall Telerate have the right to serve, or serve, a Counter Affidavit to contest the return of the Escrowed Code to Omega on the Outside Termination Date, or upon the natural expiration of the term of the License Agreement. In the event that a Counter Affidavit is delivered, Escrow Agent shall continue to hold the Escrowed Code, and shall not release it to, or allow access to it by, any party, pending the joint instructions of Telerate and Omega, or as otherwise described in Section 10(a) below.

      8. DISPUTE RESOLUTION. In the event a Counter Affidavit is delivered, Omega and Telerate shall, in good faith, attempt to resolve the dispute within five (5) business days following the delivery of the Counter Affidavit. If a resolution is reached, Omega and Telerate shall promptly execute joint written instructions to Escrow Agent concerning what is to be done with the Escrowed Code. In the event no such resolution is reached within said five-business-day period, either party may file a suit or action in any court of competent jurisdiction situated in Dade County, Florida to obtain such relief at law or in equity in respect of the Escrowed Code as such party deems warranted or appropriate.

      9. LIMITATION OF REMEDIES BETWEEN TELERATE AND OMEGA. As between Telerate and Omega, all limitations on remedies that one party may have against the other under the License Agreement shall apply to this Agreement.

      10. RIGHTS, DUTIES AND RESPONSIBILITIES OF ESCROW. It is understood that the duties of the Escrow Agent are purely ministerial in nature. It is further agreed that:

        (a) In the event that Escrow Agent shall be uncertain as to the duties or rights hereunder or shall receive instructions with respect to the Escrowed Code which, in its sole opinion, are in conflict with either other instructions received by it or any provision of this Agreement, it shall be entitled to continue to hold the Escrowed Code, or a portion thereof, in escrow pending the resolution of such uncertainty to Escrow Agent's sole satisfaction, by final judgement of a court or courts of competent jurisdiction or otherwise; or Escrow Agent, at its option, may deposit the Escrowed Code in the registry of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon so depositing the Escrowed Code and filing its complaint and interpleader, Escrow Agent shall be completely discharged and released from further liability.

        (b) Escrow Agent shall not be liable for any action taken or omitted hereunder except in the case of its bad faith, gross negligence or willful misconduct. Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in reasonable reliance upon the advice of such counsel. Any reasonable expenses incurred by Escrow Agent in connection with such consultation shall be reimbursed by Telerate.

        (c) Telerate shall indemnify and hold Escrow Agent, its agents, representatives, and employees harmless from any claim, demand or loss suffered by Escrow Agent and the cost thereof (including court costs and attorneys' fees for negotiation, trial and appeal).

        (d) This agreement sets forth exclusively the duties of Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Agreement against Escrow Agent.

        (e) Escrow Agent may resign as Escrow Agent at any time upon thirty
(30) days prior written notice to Telerate and Omega. In the case of Escrow Agent's resignation, its only duty shall be to hold and release, if required, the Escrowed Code in accordance with the original provisions of this Agreement until a successor escrow agent shall be appointed and written notice of the name and address of such successor escrow agent shall be given to the escrow agent by Telerate and Omega, whereupon Escrow Agent's only duty shall be to deposit with the successor escrow agent the Escrowed Code if then in its possession.

      11. FEES AND EXPENSES. Escrow Agent shall be entitled to: (a) an annual administration fee of $1,500.00 payable by Telerate and (b) be reimbursed by Telerate for any reasonable out-of-pocket expenses for performing its obligations in connection with this Agreement.

      12. NOTICES. All notices, affidavits, instructions, requests and other communications required or permitted hereunder shall be in writing and shall be delivered in person or sent by commercial overnight courier (such as Fedex) or certified or registered mail, return receipt requested:

          (a)   If to Telerate, to:

                Dow Jones Telerate, Inc.
                One World Financial Center
                200 Liberty Street
                New York, NY 10281
                Attention: President
                with a copy to:

                Dow Jones Telerate, Inc.
                One World Financial Center
                200 Liberty Street
                New York, NY 10281

                Attention: Legal Department

          (b)   If to Omega, to:

                Omega Research, Inc.
                9200 Sunset Drive
                Miami, Florida 33173

                Attention: William and Rafael Cruz

                with a copy to:

                Rubin Baum Levin Constant
                  Friedman & Bilzin

                2500 First Union Financial Center
                200 S. Biscayne Boulevard
                Miami, Florida 33131

                Attention:  Marc J. Stone, Esq.

          (c)   If to Escrow Agent, to:

                Sun Bank/Miami, N.A.
                777 Brickell Avenue
                Miami, Florida 33131

                ATTN:  ____________________,

or to such other addresses as may be stipulated in writing by the parties pursuant hereto. Notice shall be effective on the date it is officially recorded as delivered by return receipt or the courier service.

      13. FORCE MAJEURE. No party hereto shall be deemed to be in default of any provision of this Agreement, or for failures in performance, resulting from acts or events beyond the reasonable control of such party.

      14. AMENDMENT. This Agreement may not be amended except by written instrument executed by each of the parties hereto.

      15. BINDING AGREEMENT; ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties and the parties' respective successors at law and permitted assigns.

      16. HEADINGS. The headings of sections and paragraphs herein are included for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

      17. GOVERNING LAW; VENUE. This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of Florida, other than laws relating to conflicts of law. The venue and jurisdiction for any claim under this Agreement shall be in the appropriate court in Dade County, Florida.

      18. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties and supersedes all previous verbal and written agreements.

      19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

      IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the day first above written.

DOW JONES TELERATE, INC.             OMEGA RESEARCH, INC.

By:_______________________           By:_________________________
   Name:                                Name:
   Title:                               Title:

ESCROW AGENT:

SUN BANK/MIAMI, NATIONAL ASSOCIATION

By:___________________________________
Name:_________________________________
Title:________________________________

                                    EXHIBIT D

                                 QA TEST SCRIPT

CHART
      Data
           Amount
                     The program shall allow the user to load up to 13,000 bars of data per data stream in any chart window.
           Resolution
                     The user can display data in tick, intraday (any interval up to 1440 minutes), daily, weekly, monthly and point and figure resolutions, for either 1 or 2 session markets.
           Type
                     All symbols that can be displayed in TeleTrac 2.4 as supported by TWIN will be plotted and continuously updated by the program.

      Display
           Market status
                     The user can display a continuously updated status line at the top of any chart window that will include the current price, net change from prior day's close, day's high, day's low and current indicator values.
           Chart types
                     The program shall allow the user to display prices as Open-High-Low-Close, High-Low-Close, Japanese Candlestick, Dot on Close and Line on Close bars.
           Configuration
                     The program shall allow the user to change the color and size of any element on a chart. This includes the font and font color, window background and bar thickness and color.

      Tools
           The user can place any of the following tools on any price or any indicator on a chart. Arc, Up/Down arrows, Standard/Fibonacci Cycles*, Ellipse, Gann Fan*, Horizontal Line*, Percent Retracement, Rectangle, Speed Resistance Arc/Fan*, Support Resistance Lines*, Trend Lines*, Text, Zoom. The user can modify display attributes and position of any tool placed on a chart. Furthermore, the user shall be allowed to enable alarms on those tools marked with an asterisk that will alert the user when the market penetrates that tool.

      Analysis Techniques
           The user shall be allowed to place any of the following analysis techniques on a chart.

           Indicators, PaintBars(tm), ShowMe's(tm) Custom 1 Line, Custom 2
                Lines, Custom 3 Lines, Custom 4 Lines, Mov Avg - Displaced, Mov Avg Weighted, DMI, Bollinger Bands, Mov Avg 1 Line, Mov Avg 2 Lines, Mov Avg 3 Lines, Mov Avg Envelopes, Mov Avg Exponential, Commodity Channel Index, On Balance Volume, Gapless Bar Chart, True Low, Open Interest, McClellan Oscillator, MFI, Parabolic, Accumulation Distribution, Percent R, Price Channel, Rate of Change, RSI, RSI w/o Zones, Accumulation Swing Index, MACD, Spread, DownTicks, Stochastic - Fast, Stochastic - Slow, Swing Index, Volume (Tick Vol) Volume (UpTick Vol), Volume (DownTick
                Vol), Volume, Up/Down Tick Difference, Ultimate Oscillator, Volatility, Momentum, Consecutive x bars down, Consecutive x bars up, Gap Down Bar, ShowMe(tm) Anything, Key Reversal Up, Key Reversal Down, Outside Bar, Gap Up bar, Inside Bar, Island Reversal Up, Island Reversal Down, Breakout of x Bar High, Breakout of x Bar Low,

                %R /less than/ x, %R /greater than/ x, Price /greater than/ x Bar Avg. Price /less than/ x Bar Avg. Close Avg /less than/ Open Avg, Close Avg /greater than/ Open Avg, Momentum Increasing, Momentum Decreasing, Stochastic Fast Custom, Stochastic Slow Custom, PaintBar(tm) Custom, Percent Change, Down Ticks, Equal Ticks, Up Ticks.

           Systems
                CCI Avg Crossover, Channel Breakout IntraBar, Channel Breakout on Close, Channel Breakout Weighted, Consecutive Closes, X Average Crossover, Divergence, Key Reversal major, MACD, Weighted Average Crossover, Parabolic, PercentR Oscillator, RSI Oscillator, Stochastic Crossover, Mov Avg Crossover, Mov Avg(3) Crossover.

           Experts
                Fundamental Expert, Technical Expert, Fundamental and Technical Expert.

           Furthermore, the user can modify the inputs and alert criteria of any of the aforementioned analysis techniques.

QUOTE
      Data
           Amount
                256 quotes per window.
           Resolution
                Tick by tick.
           Type
                All symbols that can be displayed in TeleTrac 2.4 as supported by TWIN shall be continuously updated in the quote window.

      Display
           Quote fields
                All fields that can be displayed in TeleTrac 2.4 as supported by TWIN will be available to the user. Furthermore, user definable alarm fields can be added that alert the user to breakout conditions on the high, low, time and volume.
           Configuration
                The program shall allow the user to change the color and size of any element on a quote window. This includes the font and font color, window background color and the colors of alert fields.

System Tracking Control Center
      Data
                Active Orders
                     Date/time order was placed, symbol name, type of order, system name, signal name.
                Cancelled Orders
                     Date/time order was cancelled, symbol name, type of order, system name, signal name.
                Filled Orders
                     Date/time order was filled, symbol name, type of order, system name, signal name.
                Open Positions
                     Symbol, position, entry price, current price, profit, system name, signal name.

      Display
           Configuration
                The program shall allow the user to change the color and size of any element on a STCC window. This includes the font and font color and window background color.

Alert Tracking Control Center
      Data
                Date/time alert was hit, symbol, name, last price.

      Display
      Configuration
                The program shall allow the user to change the color and size of any element on a STCC window. This includes the font and font color and window background color.

                                                  CONFIDENTIAL MATERIAL OMITTED
                                                  AND FILED SEPARATELY WITH THE
                                             SECURITIES AND EXCHANGE COMMISSION.
                                                ASTERISKS DENOTE SUCH OMISSIONS

                                 FIRST AMENDMENT
                                       TO
             SOFTWARE LICENSE, MAINTENANCE AND DEVELOPMENT AGREEMENT

      FIRST AMENDMENT, dated as of March 7, 1997 ("First Amendment"), between DOW JONES MARKETS, INC., f/k/a DOW JONES TELERATE, INC., a New York corporation, with an office at One World Financial Center, 200 Liberty Street, New York, New York 10281 ("Telerate"), and OMEGA RESEARCH, INC., a Florida corporation with offices at 8700 West Flagler Street, Suite 250, Miami, Florida 33174 ("Omega").

                              PRELIMINARY STATEMENT

      Telerate and Omega are parties to that certain Software License, Maintenance and Development Agreement dated as of August 26, 1994 (the "Original Agreement"), pursuant to which (a) Omega agreed to license to Telerate the Telerate Version of TradeStation, and (b) Omega agreed not to enter into any agreement or arrangement with any of the Telerate Competitors to develop and then sell a version of TradeStation or any Real-Time product which performs substantially all of the same functions of TradeStation which is compatible with the data feeds of the Telerate Competitors (the "Noncompetition Covenant"). The parties now desire to amend the Original Agreement in order to extend the term of the license to Telerate to market and sell subscriptions for the Telerate Version of TradeStation by an additional three (3) years, and to extend the Noncompetition Covenant for such additional three years. Capitalized terms used herein which are not defined herein shall have the respective meanings ascribed to them in the Original Agreement.

      NOW, THEREFORE, in consideration of the promises and consideration herein contained, the parties hereby agree as follows:

1.    EXTENSION OF THE TERM AND NONCOMPETITION COVENANT.

      a. The terms and conditions of the Original Agreement, including, but not limited to, the term thereof and the term of the Noncompetition Covenant, shall continue in full force and effect, subject to the early termination events specified therein, until the sixth anniversary of the Royalty Commencement Date (the parties hereby confirm that the Royalty Commencement Date was January 12, 1996). While it is understood that the Noncompetition Covenant applies to TradeStation and any other Real-Time product of Omega which performs substantially all of the same functions, and is used for substantially all of the same purposes, as, and is competitive with, TradeStation, it does not apply to any other product of Omega (e.g. OptionStation /trademark/****************). The term "Telerate Competitors" is hereby expanded to include Bridge. The parties acknowledge and agree that, notwithstanding anything in the definition "Telerate Competitors" to the contrary, neither any data vendor which, nor the business of any such data vendor which, is acquired by any of the Telerate Competitors listed in the Original Agreement or Bridge, nor any successor company created by any such Telerate Competitor or Bridge to succeed to such business (if any), shall be deemed a Telerate

                                                   CONFIDENTIAL MATERIAL OMITTED
                                                   AND FILED SEPARATELY WITH THE
                                             SECURITIES AND EXCHANGE COMMISSION.
                                                 ASTERISKS DENOTE SUCH OMISSIONS

Competitor for purposes of the Agreement unless such data vendor was, or the business acquired was owned by, one of the Telerate Competitors listed in the Original Agreement or Bridge. However, if the acquired company or business is used as a conduit for the data feeds of Telerate Competitors which are substantially similar to the data feeds of Telerate (as described in Section C.3 of the Original Agreement as amended hereby), such acquired company or business shall be deemed a Telerate Competitor.

      b. "Fourth Anniversary" means the one-year period ending January 12, 2000; "Fifth Anniversary" means the one-year period ending January 12, 2001; and "Sixth Anniversary" means the one-year period ending January 12, 2002.

2. MINIMUM GUARANTEED ROYALTY FEES FOR EXTENDED TERM. Omega shall be entitled to receive guaranteed minimum aggregate Royalty Fees (regardless of the aggregate Royalty Fees computed under Section D.1 of the Original Agreement) for the extended term of the Agreement as follows:

      a. for the period commencing on the Third Anniversary and ending on the Fourth Anniversary, the sum of ********************************* (the "Fourth
Year Minimum");

      b. for the period commencing on the Fourth Anniversary and ending on the Fifth Anniversary, the sum of ******************************** (the "Fifth
Year Minimum"); and

      c. for the period commencing on the Fifth Anniversary and ending on the Sixth Anniversary, the sum of ********************************** (the "Sixth
Year Minimum").

      Each of the Fourth Year Minimum, the Fifth Year Minimum and the Sixth Year Minimum shall be paid to Omega in monthly installments in the same manner as the first three years' guaranteed minimums are payable, subject to quarterly reconciliation against the calculation of the Royalty Fees in the same manner as set forth in Section D.6 of the Original Agreement. Telerate shall continue to supply statements to Omega and maintain Records with respect to such fourth, fifth and sixth years in the same manner and to the same extent as it is required to do so with respect to the first three years, as set forth in Section D of the Original Agreement.

3. EXTENSION OPTION. The Extension Option set forth in Section N.1 of the Original Agreement is hereby superseded by the foregoing provisions of this First Amendment. Consistent with the foregoing, the third sentence of Section
N.3 of the Original Agreement is hereby deleted.

4. NAME UNDER WHICH THE TELERATE VERSION OF TRADESTATION WILL BE MARKETED. Telerate agrees that the Telerate Version of TradeStation shall, throughout the remainder of the term of the Agreement, continue to be marketed under the name "TradeStation(TM)." Telerate may, if it chooses, market the Telerate Version of TradeStation under the combined trademark "Dow Jones TradeStation(TM)". The use of the TradeStation(TM) trademark by Telerate shall be subject to the terms of the existing trademark license in effect between Telerate and Omega, the term of which is hereby extended to be coincident with the term of the Agreement, and which is hereby amended to provide for the use of the combined trademark "Dow Jones TradeStation" in lieu of "TeleTrac TradeStation." Telerate shall display appropriate registered trademark notices on all uses of the trademark "TradeStation", together with a statement that TradeStation is a registered trademark of Omega Research, Inc. In addition, the sign-on screen message and the "About" box of the Telerate Version of TradeStation program shall, in addition to the display of the notice and legend required to be included by Section I of the Original Agreement, conspicuously display the appropriate registered trademark notice together with a statement that TradeStation is a registered trademark of Omega Research, Inc.

5. FREE ENHANCEMENTS. Section G.1 of the Original Agreement is hereby amended as follows:

      1. There shall be a period placed at the end of clause (b)(iii) following the words "acceptance purposes" and the balance of the words and punctuation of such sentence, which are "and (iv) to mutually agree upon the costs, fees and other charges which will be paid by Telerate to Omega for the development of the Enhancement, including the timing and amount of any applicable payments," is hereby deleted.

      b. The following sentences are hereby added after the sentence containing clause (b), as amended above:

           "An Enhancement requested by Telerate which meets all of the foregoing requirements shall be developed by Omega free of charge to Telerate. Notwithstanding any of the foregoing to the contrary, Omega shall not be required to develop any Enhancement which, in Omega's good faith judgment, would have an adverse effect or impact on Omega or its business interests."

6. DEVELOPMENT OF NEW DATA FEEDS AND PLATFORMS BY TELERATE. In the event that Telerate develops (a) an additional Data Feed (as defined below) to be made available as part of the Dow Jones Workstation Platform (or as part of an additional Platform (as defined below) with which the Telerate Version of TradeStation becomes compatible pursuant to these provisions), or (b) an additional Platform (such as an Internet Platform) to be made available to subscribers either in addition to, or in substitution for, the Dow Jones Workstation Platform as part of which the Data Feeds specified in Exhibit A-2 (as same may be amended pursuant to these provisions) are to be offered (as the case may be, a "New Dow Jones Data Product"), Omega shall use commercially reasonable efforts to modify the Telerate Version of TradeStation so that it is compatible with the New Dow Jones Data Product. Exhibit A-2 of the Original Agreement is hereby amended in its entirety to read as follows: "The Telerate data feeds currently known and referred to as: The Items Producer; The QDS Producer; and the TWParser Producer, which constitute part of the Telerate Platform known as Dow Jones Workstation, and any additional data feeds which are made available in the future as part of Dow Jones Workstation to the extent compatibility of such data feeds with the Telerate Version of TradeStation is established pursuant to the Agreement." The parties shall adhere to the provisions and procedures of Section G.1 of the Original Agreement (as modified by this First Amendment) with respect to the request for, and development, testing and acceptance of, such modified version of the Telerate Version of TradeStation, except that subsection (a) of Section G.1 shall not apply and Omega shall not be permitted to assert that achieving such compatibility would be adverse to Omega or its business interests. Upon acceptance by Telerate of such modified version, the New Dow Jones Data Product shall be deemed added to Exhibit A-2. In all other respects, the scope of the license granted to Telerate and all restrictions and prohibitions on Telerate's use of the Telerate Version of TradeStation set forth in Section C or elsewhere in the Agreement shall remain unmodified and continue to be of full force and effect. With respect to the "exclusive" nature of such expanded license (i.e., the restrictions relating to Telerate Competitors set forth in Section C.3 of the Original Agreement, as amended hereby), such "exclusivity" (i.e., such restrictions) shall apply with respect to a New Dow Jones Data Product only to the extent that the Data Feeds which constitute or are used in connection with such New Dow Jones Data Product are substantially similar to the Data Feeds generated by Telerate. Telerate shall, at its expense, provide to Omega such assistance, technical and other information, equipment and materials as may be required or as may be reasonably requested by Omega to complete the necessary modifications. Any such information, equipment or materials so provided shall constitute Telerate-Provided Materials for all purposes of the Agreement relating to the ownership and use thereof. If, despite using commercially reasonable efforts, Omega is unable to develop the necessary modifications to make the Telerate Version of TradeStation compatible with the New Dow Jones Data Product, the Agreement shall remain of full force and effect, neither party shall have any liability to the other in respect of such failure to achieve compatibility, and each party shall remain bound to perform all of its obligations under the Agreement. For purposes of the Agreement, "Platform" means the software through which particular financial market data delivered on a Real-Time basis is made available to a subscriber for such financial market data, and which constitutes a product of the data vendor in the sense that such software may include various features and functions relating to the manner in which the financial market data is accessed, received, displayed and/or may be used. All references in the Agreement to the Dow Jones Workstation Platform mean the product known as "Dow Jones Workstation" and NOT the product known as "Dow Jones Platform" or the TTRS system. For purposes of the Agreement, "Data Feed" or "data feed" means a type or category of financial market data (e.g., equity prices) of a certain quality, detail and content, formatted in a particular way or ways, for delivery to subscribers. Consistent with such definition, and in order to eliminate any ambiguity set forth in Section C.3 of the Original Agreement, Section C.3(a) is hereby amended in its entirety as follows:

           "Omega agrees that it shall not enter into any agreement or arrangement with any of the Telerate Competitors to develop and then sell during the term of this Agreement any Real-Time product which is compatible with data feeds of the Telerate Competitors which are substantially similar to the data feeds currently generated by Telerate. Omega further agrees that, in the event that Omega learns the specifications of data feeds of any of the Telerate Competitors which are substantially similar to the data feeds currently generated by Telerate, Omega shall not develop a new version of, or modify, TradeStation for the purpose of making TradeStation compatible with such specifications and then sell such new or modified version during the term of this Agreement."

7. COMPATIBILITY WITH OTHER PRODUCTS. Omega shall, at Telerate's request at any time or from time to time, use commercially reasonable efforts to make each other then existing product of Omega, for the term of the Agreement, compatible with all Data Feeds and Platforms of Telerate with which the Telerate Version of TradeStation is then compatible ("Other Compatible Products"). In attempting to achieve such compatibility, the procedures and provisions described in Section 6 above shall apply. If Telerate so requests, Omega shall grant to Telerate a non-exclusive license to distribute one or more of such Other Compatible Products, provided that Omega and Telerate are able to agree upon a comprehensive, written license agreement setting forth all of the terms and conditions of such license, including, without limitation, the royalties and/or other consideration to be paid to Omega. If Omega offers to license any of the Other Compatible Products to a Telerate Competitor (an "Offered Product"), it shall offer to license such Offered Product to Telerate no later than the time such offer is made to the Telerate Competitor, and, if a binding agreement is reached between Omega and the Telerate Competitor, the royalties and/or other consideration to be paid to Omega by Telerate for such license (assuming that Telerate desires to license such Offered Product and Telerate and Omega enter into the comprehensive, written license agreement referred to above) shall not be at a rate which is higher than that which is to be paid by the Telerate Competitor under its agreement with Omega. If, despite using commercially reasonable efforts, Omega is unable to develop the compatibility contemplated above with respect to any product of Omega, neither party shall have any liability to the other in respect of such failure to achieve compatibility, and each party shall remain bound to perform all of its obligations under the Agreement.

8. MODIFICATION TO LICENSE. Section C.1(a) of the Original Agreement is hereby amended by adding the words and symbols "(or access solely from)" between the words "installation solely in" and the words "Workstations and Stand-Alone Units" on the ninth line of said Section C.1(a).

9. REMOTE SUPPORT. Section F.5 of the Original Agreement is hereby amended by adding the words and punctuation ", by telephone and electronic mail," between the words "make available" and the words "personnel expertly trained" on the 11th line of said Section F.5.

10. NO FURTHER AMENDMENTS. Except as set forth above, all of the terms and conditions of the Original Agreement remain unmodified and of full force and effect. In the event of any inconsistency between the provisions of the Original Agreement and the provisions of this First Amendment, the provisions of this First Amendment shall govern. The term "Agreement," as used herein, means the Original Agreement as modified by this First Amendment.

      IN WITNESS WHEREOF, the undersigned parties have duly executed and delivered this Agreement as of the date first above written.

DOW JONES MARKETS, INC.             OMEGA RESEARCH, INC.

By: /s/ JULIAN B. CHILDS            By: /s/ WILLIAM CRUZ
    ------------------------            ---------------------------
        Julian B. Childs                    William Cruz, President
        Title: EVP

                    REAFFIRMATION OF NONCOMPETITION AGREEMENT

      Reference is made to that certain Noncompetition Agreement, dated as of August 26, 1994, by and among William Cruz and Rafael (Ralph) Cruz and Telerate, which was executed and delivered pursuant to the Original Agreement (the "Noncompetition Agreement"). The parties hereby reaffirm all of the provisions, terms, conditions and obligations set forth in the Noncompetition Agreement.

DOW JONES MARKETS, INC.

By: /s/ JULIAN B. CHILDS            /s/ WILLIAM CRUZ
    ------------------------            --------------------------
        Julian B. Childs                WILLIAM CRUZ
        Title: EVP

                                    /s/ RALPH CRUZ
                                        --------------------------
                                        RALPH CRUZ